Exhibit 2.1


                                                       Roll of Deeds No. 36/2004






                                    RECORDED

                  in Frankfurt am Main on July 30/July 31, 2004



                        Before me the undersigned Lawyer

                              Dr. Hubertus Kolster

                  as officially appointed Deputy of the Notary

                        Prof. Dr. Alexander Riesenkampff

                             with place of business
                            Friedrich-Ebert-Anlage 44
                             60325 Frankfurt am Main




appeared today in the office of Linklaters Oppenhoff & Radler, Mainzer Landstrasse 16, 60325 Frankfurt am Main, where I appeared upon request of the appearing parties:

1. Markus Florian Stephanblome, Rechtsanwalt, date of birth April 29, 1974 resident: Cimbernstr. 33 40545 Dusseldorf place of business Freshfields Bruckhaus Deringer, Freiligrathstrasse 1, D-40479 Dusseldorf identified by his German Identity Card No. 1543593068

     The person appeared under 1. declared that in the following, he does not act in his own name, but on behalf of

              WP Domus Limited Liability Company (LLC)
              466 Lexington Avenue
              New York, N.Y. 10017 USA
              (hereinafter referred to as "Seller").

               He submitted a duly executed power of attorney dated July 26, 2004 (without Secretary Certificate and Apostille). Notarial certified copy of such power of attorney is attached hereto.

2. Mr. Peter Schulz, date of birth June 13, 1964 resident: Josef-Ritz-Weg 88, 81673 Munchen identified by his German Identity Card No. 4027077511

     The person appeared under 2. declared that in the following, he does act in his own name and, furthermore, on behalf of Mr. Wilhelm Kaiser, date of birth April 23, 1966, resident: Breitenbachstrasse 13, 82515 Wolfratshausen

     (Mr. Schulz and Mr. Kaiser hereinafter individually referred to as a "Manager", collectively the "Management").

     Mr. Schulz submitted a duly executed power of attorney of Mr. Kaiser, dated July 29, 2004. Notarial certified copy of such power of attorney is attached hereto.


3. Dr. Markus Kapplinger, Rechtsanwalt, date of birth September 3, 1973, resident: Kuglerstrasse 18, 10439 Berlin place of business Linklaters Oppenhoff & Radler, Mainzer Landstrasse 16, 60325 Frankfurt am Main - identified by his German Identity Card No. 2536052748

     The person appeared under 3. declared that in the following, he does not act in his own name, but on behalf of

              Invacare GmbH & Co. KG
              Dehmer Str. 66
              Bad Oeynhausen
              (hereinafter referred to as the "Purchaser") which company will be represented by Invacare Verwaltungs GmbH, which is represented by its managing director Mark Prosser.

     Dr. Kapplinger submitted a duly executed power of attorney, signed by the aforesaid managing director, dated July 29, 2004. Notarial certified copy of such power of attorney is attached hereto.

     Furthermore, Dr. Kapplinger presented certified excerpts of the Commercial Register of the Lower Court in Bad Oeyenhausen of Invacare GmbH & Co. KG (HRA No. 2461) and Invacare Verwaltungs GmbH (HRB No. 3367), both dated July 23 2004. Upon an inspection to this excerpts the Notary hereby confirms, that Invacare GmbH & Co. KG shall be represented by Invacare Verwaltungs GmbH, and that Invacare Verwaltungs GmbH shall be represented by its managing director Mark Prosser, acting alone.

4.   Mr. Fabian Ehlers, Rechtsanwalt,  date of birth September 8, 1964 resident:
     Bohmerstrasse 14, 60322 Frankfurt am Main place of business Linklaters Oppenhoff & Radler, Mainzer Landstrasse 16, 60325 Frankfurt am Main - identified by his German Identity Card No. 4011877187 the person appeared under 4. declared that in the following, he does not act in his own name, but on behalf of

              Invacare Corporation
              One Invacare Way
              Elyria, OH 44035
              USA
              (hereinafter referred to as the "Purchaser's Guarantor").

     He submitted a duly executed power of attorney, dated July 17, 2004 (without Apostille). Notarial certified copy of such power of attorney is attached hereto.

If in the following "notary" is recorded this means at the same time the officially appointed Deputy of the notary.


Prior to the following notarization the notary asked the deponents about any prior involvement pursuant to ss. 3 sub. 1 No. 7 Notarization Act and he explained this clause. The deponents denied such prior involvement. Therefore, a prohibition of involvement of the notary does not exist.

The persons appearing requested that this deed should be recorded in the English language. The notary, who is in command of the English language, ascertained that the persons appearing are also in command of the English language. After having been advised accordingly, the persons appearing waived their right to be assisted by a sworn interpreter and to have a written translation of this deed.

Before entering into the notarisation the notary advised the appeared persons about possible consequences resulting from the fact that sufficient confirmations with respect to the rights of representation could not be presented as of yet.

The persons appeared parties then requested the notarisation of the attached

================================================================================

                           Sale and Purchase Agreement
                         Regarding the Sale and Purchase
                         of All Shares in WP Domus GmbH

================================================================================



                                  by and among





                                  WP Domus LLC


                   (hereinafter referred to as the "Seller"),



                     Mr. Peter Schulz and Mr. Wilhelm Kaiser



              (hereinafter individually referred to as a "Manager",
                         collectively the "Management"),

                             Invacare GmbH & Co. KG

                  (hereinafter referred to as the "Purchaser")

                                       And

                              Invacare Corporation

            (hereinafter referred to as the "Purchaser's Guarantor"),

the Seller, the Management, the Purchaser and the Purchaser's Guarantor hereinafter collectively referred to as the "Parties", and each of them as a "Party".

                                TABLE OF CONTENTS

INDEX OF DEFINITIONS..........................................................7
INDEX OF ANNEXES .............................................................13
PREAMBLE         .............................................................15
SECTION 1        CORPORATE OWNERSHIP / STRUCTURE OF THE ACQUISITION...........16
SECTION 2        SALE AND PURCHASE OF THE SHARES; RIGHTS TO PROFITS...........20
SECTION 3        PURCHASE PRICE; PRELIMINARY PURCHASE PRICE;
                 CONDITIONS OF PAYMENT........................................21
SECTION 4        EFFECTIVE DATE STATEMENTS....................................25
SECTION 5        CLOSING; CLOSING CONDITIONS..................................28
SECTION 6        SELLER'S AND MANAGEMENT'S GUARANTIES.........................32
SECTION 7        REMEDIES FOR BREACH OF SELLER'S GUARANTIES OR
                 MANAGEMENT'S GUARANTIES......................................45
SECTION 8        TAXES........................................................52
SECTION 9        PURCHASER'S GUARANTIES.......................................58
SECTION 10       COVENANTS....................................................59
SECTION 11       CONFIDENTIALITY / PRESS RELEASES.............................64
SECTION 12       ASSIGNMENT OF RIGHTS AND UNDERTAKINGS........................65
SECTION 13       PURCHASER'S GUARANTOR........................................66
SECTION 14       COSTS AND TAXES..............................................66
SECTION 15       NOTICES......................................................67
SECTION 16       FINDERS' FEE.................................................70
SECTION 17       MISCELLANEOUS................................................70

                              INDEX OF DEFINITIONS

Accounting Principles                shall mean the  accounting  principles of
                                     the Companies  attached as Annex 0 hereto

Affiliate(s)                         shall mean affiliated companies within the
                                     meaning of Sections 15 et seq. AktG,
                                     including, for the avoidance of doubt, with respect to the Seller, the Seller's members

Agreement                            shall have the meaning ascribed to it in
                                     the Preamble

AktG                                 shall mean German Stock Corporation Act
                                     (Aktiengesetz)

BGB                                  shall mean German Civil Code (Burgerliches
                                     Gesetzbuch)

Business shall have the meaning ascribed to it in the Preamble

Business Day                         shall have the meaning ascribed to it in
                                     Section 17.3

Cash                                 shall have the meaning ascribed to it in
                                     Section 3.1.3

Cash Statement                       shall have the meaning ascribed to it in
                                     Section 4.1.1

Closing                              shall have the meaning ascribed to it in
                                     Section 5.1

Closing Condition(s)                 shall have the meaning ascribed to it in
                                     Section 5.2

Closing Date                         shall have the meaning ascribed to it in
                                     Section 5.1

Code                                 shall have the meaning ascribed to it in
                                     Section 8.5 (2)

Company                              shall have the meaning ascribed to it in
                                     Section 1.1

Companies                            shall have the meaning ascribed to it in
                                     Section 1.3.3 (5)

Companies' Shares                    shall have the meaning ascribed to it in
                                     Section 1.3.3 (5)

Consequential Damages                shall have the meaning ascribed to it in
                                     Section 7.1.1

Consolidated Financial
Statements                           shall have the meaning ascribed to it in
                                     Section 6.2.2

Debt Statement                       shall have the meaning ascribed to it in
                                     Section 4.1.2

De Minimis Amount                    shall have the meaning ascribed to it in
                                     Section 7.3

Deutsche Bank Shares                 shall have the meaning ascribed to it in
                                     Section 1.3.1 (1)

DH AG                                shall mean Domus Homecare AG

Disclosed Documents                  shall have the meaning ascribed to it in
                                     Section 7.4

Domus Companies                      shall have the meaning ascribed to it in
                                     Section 1.3

Effective Date                       shall have the meaning ascribed to it in
                                     Section 1.6

Effective Date Accounts              shall have the meaning ascribed to it in
                                     Section 4.1

Effective Date Statements            shall have the meaning ascribed to it in
                                     Section 4.1.3

Encumbrance                          shall have the meaning ascribed to it in
                                     Section 6.4.2 (1)

Environmental Claim                  shall  mean  any  and all  administrative
                                     or  judicial  actions, suits,  orders,
                                     claims,  liens,   investigations,
                                     complaints, requests  for   information,
                                     proceedings,   or  other   written
                                     communication  pursuant to or relating to
                                     any  Environmental  Law by any Person based
                                     upon,  alleging,  asserting,  or claiming
                                     any actual (i)  violation  of or  liability
                                     under any  Environmental Law or any permit
                                     or approval  thereunder,  or (ii) liability
                                     for investigatory  costs,  cleanup  costs,
                                     removal  costs,  remedial costs,   response
                                     costs,  natural  resource  damages,
                                     property damage,   personal  injury,
                                     fines,  or  penalties   related  to
                                     pollution,   contamination  or  any
                                     Hazardous  Material  at  any location

Environmental Laws                   shall mean any laws,  ordinances,  codes of
                                     conduct,  regulations (including  technical
                                     standards),   administrative   guidelines,
                                     policies  and  orders  (including  European
                                     Community  and other supranational  acts),
                                     as each may be amended  from time to time,
                                     (i) which (as  legislative  objective or in
                                     the individual  case) have as a purpose or
                                     effect the  protection  of (or
                                     consequences to) the environment,  safety
                                     and health of employees,  workers or other
                                     Persons,   including   the   public;   (ii)
                                     relate   to consequences  of  damages  to
                                     the  environment,  workers  or the public;
                                     (iii)   which   classify,   regulate,
                                     call   for  the remediation  of,  require
                                     reporting  with respect to, or list or
                                     define air, water,  groundwater,  solid
                                     waste, hazardous or toxic substances,
                                     materials,  pollutants or  contaminants;

                                     (iv) which regulate, relate to or govern any activity regarding Hazardous Materials or materials containing Hazardous Materials; (v) or which apply to zoning, planning and construction of buildings or facilities. For the avoidance of doubt, the Federal Soil Contamination Act(Bundesbodenschutzgesetz) and the Federal Soil Contamination Ordinance (Bundesbodenschutzverordnung) are Environmental Laws.

Estimated Effective Date
Statements                           shall have the meaning ascribed to it in
                                     Section 3.2

Euribor shall mean the rate at which euro interbank term deposits are offered by one prime bank to another prime bank and which is published at 11.00 a.m. CET on the Moneyline Telerate pages 248 - 249

Facility Agreement                   shall have the meaning ascribed to it in
                                     Section 5.5.3

Financial Debt                       shall have the meaning ascribed to it in
                                     Section 3.1.2

Financial Statements                 shall have the meaning ascribed to it in
                                     Section 6.2.2

Fixed Purchase Price
Component                            shall have the meaning ascribed to it in
                                     Section 3.1.1

German GAAP                          shall mean German generally accepted
                                     accounting principles

Hazardous Materials                  shall  mean  any  toxic,  hazardous,
                                     infectious  or  radioactive substance,
                                     material,  product  or  waste,  or any
                                     pollutant  or contaminant,  including
                                     those  substances,  materials,  products
                                     and  wastes   defined  in  or   regulated
                                     or  addressed  by  any     Environmental
                                     Laws; petroleum and petroleum products including crude oil and any fractions thereof; natural gas, synthetic gas, and any mixtures thereof; and asbestos

HGB                                  shall mean German Commercial Code
                                     (Handelsgesetzbuch)

Indemnified Litigation               shall have the meaning ascribed to it in
                                     Section 10.6.4

Information Memorandum               shall have the meaning ascribed to it in
                                     the Preamble

Intellectual Property Rights         shall have the meaning ascribed to it in
                                     Section 6.4.4 (1)

Key Employee(s)                      shall have the meaning ascribed to it in
                                     Section 6.4.7 (2)

Leased Real Property                 shall have the meaning ascribed to it in
                                     Section 6.4.2

Legal Terms                          shall have the meaning ascribed to it in
                                     Section 16.5.2

Management                           shall collectively mean the Managers

Management Accounts                  shall mean the written financial
                                     data prepared by DH AG with respect to the consolidated Business and relating to the six months period ended 30 June 2004 comprised of a balance sheet and an income statement

Management's Knowledge               shall have the meaning ascribed to it in
                                     Section 6.6

Management's Liability Cap           shall have the meaning ascribed to it in
                                     Section 7.2.2

Manager                              each of Mr. Peter Schulz and Mr. Wilhelm
                                     Kaiser

Manager's Liability Cap              shall have the meaning ascribed to it in
                                     Section 7.2.2

Material Agreement(s)                shall have the meaning ascribed to it in
                                     Section 6.4.6

Material Assets                      shall have the meaning as defined in
                                     Section 6.4.3

Neutral Auditor                      shall have the meaning ascribed to it in
                                     Section 4.4

Nominee                              shall have the meaning ascribed to it in
                                     Section 2.3

Notices                              shall have the meaning ascribed to it in
                                     Section 15.1

Objections                           shall have the meaning ascribed to it in
                                     Section 4.4

Owned Real Property                  shall have the meaning as ascribed to it in
                                     Section 6.4.2

Party(ies)                           shall have the meaning as defined on the
                                     cover page

Person shall mean any individual, legal entity or governmental body

Preliminary Purchase Price           shall have the meaning ascribed to it in
                                     Section 3.2

Purchaser                            Invacare GmbH & Co. KG

Purchaser's Account                  shall have the meaning ascribed to it in
                                     Section 3.4.2

Purchaser's Auditor                  shall have the meaning ascribed to it in
                                     Section 4.2

Purchaser's Guarantor                Invacare Corporation

Purchase Price                       shall have the meaning ascribed to it in
                                     Section 3.1

Purchase Price Adjustment            shall have the meaning ascribed to it in
                                     Section 3.3

Real Property                        shall have the meaning ascribed to it in
                                     Section 6.4.2

Registered Share Capital             shall have the meaning ascribed to it in
                                     Section 1.2

Relevant Companies                   shall have the meaning ascribed to it in
                                     Section 7.5.2

Reports shall mean the PwC Vendor's Due Diligence Reports, the L.E.K. Vendor's Market Due Diligence Presentation and the Freshfields Bruckhaus Deringer Vendor's Legal Due Diligence Report, in each case as made available to the Purchaser

Revised Effective Date
Statements                           shall have the meaning ascribed to it in
                                     Section 4.3

SEC                                  shall mean the U.S. Securities and Exchange
                                     Commission

Seller                               WP Domus LLC

Seller's Account                     shall have the meaning ascribed to it in
                                     Section 3.4.1

Seller's Auditor                     shall have the meaning ascribed to it in
                                     Section 4.1.3

Seller's Knowledge                   shall have the meaning ascribed to it in
                                     Section 6.6

Seller's Liability Cap               shall have the meaning ascribed to it in
                                     Section 7.2.2

Share(s)                             shall have the meaning ascribed to it in
                                     Section 1.2

Signing Date                         shall have the meaning ascribed to it in
                                     Section 1.6

Subordinated Loan
Agreements                           shall have the meaning ascribed to it in
                                     Section 1.5

Subsidiary(-ies)                     shall have the meaning ascribed to it in
                                     Section 1.3

Tax(es)                              shall have the meaning ascribed to it in
                                     Section 8.1

Taxing Authority                     shall have the meaning ascribed to it in
                                     Section 8.1

Tax Contest                          shall have the meaning ascribed to it in
                                     Section 8.6.2

Third Party(-ies)                    shall mean any individual
                                     person, legal entity or other subject
                                     having legal capacity (Rechtsfahigkeit)
                                     which is not party to this Agreement

Threshold                            shall have the meaning ascribed to it in
                                     Section 7.3

U.S. GAAP                            shall mean generally accepted
                                     accounting principles in the United States of America

Warburg Pincus                       shall have the meaning ascribed to it in
                                     Section 11.2

Working Capital                      shall have the meaning ascribed to it in
                                     Section 3.1.4

Working Capital Statement            shall have the meaning ascribed to it in
                                     Section 4.1.3

WPGV                                 shall mean WP Gesundheits Verwaltungs GmbH

                                INDEX OF ANNEXES



Annex 0                     Accounting Principles

Annex 2.2                   Share Transfer Agreement

Annex 3.2                   Estimated Effective Date Statements

Annex 5.5.1 (b)             Members of the DH AG supervisory board to resign

Annex 5.5.1 (e)             Guarantee Letter by Warburg Pincus Ventures L.P. and
                            Warburg Pincus Ventures International L.P.

Annex 5.5.2                 Waiver Statements relating to ESOP II and ESOP III

Annex 5.5.3                 Assignment and Assumption Agreement between, inter
                            alia, DH AG, Deutsche Bank, the Purchaser

Annex 6.2.1 (1)             List of Articles of Association of certain
                            Subsidiaries

Annex 6.2.1 (2)             Minority Shareholders in Swiss Subsidiaries

Annex 6.2.2 (1)             (Consolidated) Financial Statements

Annex 6.4.1 (1)             (Consolidated) Financial Statements

Annex 6.4.2 (1)             Real Property owned by the Companies

Annex 6.4.2 (2)             Real Property leased or rented by the Companies

Annex 6.4.2 (4)             Expropriation

Annex 6.4.3                 Material Assets

Annex 6.4.4 (1)             Intellectual Property Rights

Annex 6.4.4. (3)            Software Licences

Annex 6.4.5                 Compliance with Law

Annex 6.4.6                 Material Agreements

Annex 6.4.7 (1)             Collective Bargaining Agreements

Annex 6.4.7 (2)             Key Employees

Annex 6.4.8                 Insurance Policies

Annex 6.4.9                 Litigation

Annex 6.4.10                Ordinary Course of Operation

Annex 6.4.11                Hazardous Materials

Annex 6.6                   List of Individuals relevant for Seller's Knowledge

Annex 7.1.3                 Managers' Liability

Annex 7.4                   Documents disclosed in the Data Room

Annex 8.2.1                 Taxes

                                    PREAMBLE

WHEREAS, the Seller is a Limited Liability Company duly organized under the laws of Delaware, the members of which are Warburg, Pincus Ventures L.P. and Warburg, Pincus Ventures International L.P.;

WHEREAS, the Purchaser is a Limited Partnership (Kommanditgesellschaft) with a Limited Liability Company as general partner (GmbH & Co. KG) duly organized under the laws of Germany with registered offices in Bad Oeynhausen;

WHEREAS, WP Domus GmbH is the majority shareholder of Domus Homecare AG being the holding company of a group of companies which belong to Europe's leading manufacturers of innovative, high-quality mobility aids and bathroom safety products for elderly and handicapped people. The business of the group of companies directly or indirectly owned by Domus Homecare AG comprises the manufacturing and distribution of bath lifts, other bathroom safety products, walkers, power drives for wheelchairs and power wheelchairs (such business, taken as a whole, hereinafter also referred to as the "Business");

WHEREAS, the Seller has determined to sell all of its shares in WP Domus GmbH, and the Purchaser wishes to acquire these shares;

WHEREAS, a confidential information memorandum prepared by Rothschild GmbH dated March 2004 (hereinafter referred to as the "Information Memorandum"), has been made available to the Purchaser prior to the negotiation and signing of this sale and purchase agreement (hereinafter referred to as the "Agreement");

WHEREAS, the Managers of DH AG in consideration of the Purchaser agreeing to enter into this Agreement have agreed to give various guaranties relating to the Business on the terms set out herein;

NOW, THEREFORE, the Parties hereto agree as follows:

                                    SECTION 1
               CORPORATE OWNERSHIP / STRUCTURE OF THE ACQUISITION



1.1  Particulars of the Company

     WP Domus GmbH (hereinafter referred to as the "Company") is a limited liability company (Gesellschaft mit beschrankter Haftung) organized under the laws of Germany with registered offices at Munich and registered with the Commercial Register of the Lower Court (Amtsgericht) at Munich under HRB 139980.

1.2  Share Capital of the Company

     The registered share capital (Stammkapital) of the Company amounts to EUR 100,000 (in words: one hundred thousand Euros) (hereinafter referred to as the "Registered Share Capital"). The Registered Share Capital is divided into the following shares, all of which are held by the Seller (hereinafter collectively referred to as the "Shares", each a "Share"):

     (1) one Share with a par value (Nennbetrag) of EUR 25,000 (in words: twenty five thousand Euros); and

     (2) one Share with a par value of EUR 75,000 (in words: seventy five thousand Euros).

1.3  Subsidiaries of the Company; Companies' Shares

     The Company holds shares or interests, directly or indirectly, in the following wholly-owned or majority-owned subsidiaries (hereinafter collectively referred to as the "Subsidiaries" or the "Domus Companies", and each of them as a "Subsidiary"):

1.3.1 Germany

     (1) The Company holds 98.2 per cent of the share capital (Grundkapital) of Domus Homecare AG, Munich, a German stock corporation (Aktiengesellschaft) registered with the commercial register of the Lower Court of Munich under HRB 128656 (hereinafter referred to as "DH AG"). The entire share capital of DH AG amounts to EUR 7,800,000 and is divided into 7,800,000 non par value registered shares (auf den Namen lautende Stuckaktien). The remaining 1.8 per cent of the registered share capital are held by Deutsche Bank Luxembourg S.A.

          (hereinafter referred to as the "Deutsche Bank Shares") and will be sold and transferred to the Company, together with all rights pertaining to the Deutsche Bank Shares, including, without limitation, the rights to receive dividends which are not yet distributed, before or at Closing, and the payment of the purchase price for such shares which the Purchaser will make at Closing pursuant to Section 5.5.5 below shall be deemed to have been made by the Company on the Effective Date (thereby reducing the Purchase Price due hereunder).

     (2) DH AG holds 100 per cent of the registered share capital (Stammkapital) of WP Gesundheits Verwaltungs GmbH, Munich, a German limited liability company (Gesellschaft mit beschrankter Haftung) registered with the commercial register of the Lower Court at Munich under HRB 145182 (hereinafter referred to as "WPGV"). The entire registered share capital of WPGV amounts to EUR 25,000 and is divided into one share in the amount of EUR 25,000.

     (3) DH AG holds a general partner's interest (Komplementaranteil) with a participation in the capital (Kapitalanteil) in the amount of EUR 357,546.42 (99.9 per cent) in Ulrich Alber GmbH & Co. KG, Albstadt, a German limited partnership (Kommanditgesellschaft) registered with the commercial register of the Lower Court at Albstadt under HRA 1319. The sole limited partner of Ulrich Alber GmbH & Co. KG is WPGV with a limited partner's interest (Kommanditanteil) which participates in the capital in an amount of EUR 357.90 (0.1 per cent). Such participation is held by WPGV as trustee (Treuhander) of DH AG which is the beneficial owner of such participation.

     (4) DH AG holds a general partner's interest with a participation in the capital in the amount of EUR 168,608.67 (99.9 per cent) in Aquatec GmbH & Co. KG, Isny i.A., a German limited partnership registered with the commercial register of the Lower Court at Ravensburg under HRA
          967. The sole limited partner of Aquatec GmbH & Co. KG is WPGV with a limited partner's interest which participates in the capital in an amount of EUR 168.78 (0.1 per cent). Such participation is held by WPGV as trustee of DH AG which is the beneficial owner of such participation.

1.3.2 Sweden

     (1) DH AG is the sole shareholder of Dolomite Holding AB, Gislaved, Sweden, registered under no. 556551-6878. The registered share capital of Dolomite Holding AB amounts to SEK 100,000 and is divided into 1,000 shares with a par value of SEK 100.

     (2) Dolomite Holding AB is the sole shareholder of Dolomite AB, Gislaved, Sweden, registered under no. 556509-6673. The registered share capital of Dolomite AB amounts to SEK 100,000 and is divided into 1,000 shares with a par value of SEK 100.

1.3.3 France, Austria, Switzerland, Canada

     (1) DH AG is the sole shareholder of Mobitec S.a.r.l., Venissieux, France, registered with the Registre du Commerce des Societes de Lyons under no. B 403457302. The registered share capital of Mobitec S.a.r.l. amounts to EUR 274,450.00 and is divided into 8,000 shares of EUR
          34.30 each.

     (2) DH AG is the sole shareholder of Mobitec Mobilitatshilfen Ges.m.b.H., Tiefgraben, Austria, registered with the local court of Wels in the Company Book (Firmenbuch) under no. B F N 53543 s. The registered share capital of Mobitec Mobilitatshilfen Ges.m.b.H. amounts to EUR 72,672.83 and is divided into 1 share of EUR 72,672.83.

     (3) DH AG holds 97 shares in the amount of CHF 1,000 each in the registered share capital of Mobitec Rehab AG (formerly: Alber AG), Wurenlos, Switzerland, registered with the commercial register of the canton Aargau under CH-400.3.010.321-B. The entire share capital of Mobitec Rehab AG amounts to CHF 100,000 and is divided into 100 shares with a nominal amount of CHF 1,000 each. The remaining three shares in Mobitec Rehab AG in which DH AG does not hold legal title are held for reason of local corporate law only by Messrs. Peter Schulz, Giovanni Borrelli and Christian Biedermann-Rok as trustees of DH AG. Each of these three individuals holds one share in the nominal amount of CHF 1,000. Accordingly, DH AG is the beneficial owner of such shares as DH AG may request at any time that these three individuals transfer their shares to DH AG for a nominal consideration.

     (4) Mobitec Rehab AG is the majority shareholder of Alber GmbH, Wurenlos, Switzerland, registered with the commercial register of the canton Aargau under CH-400.4.025.214-7. The entire share capital of Alber GmbH amounts to CHF 20,000 and is divided into two shares, one share with a nominal amount of CHF 19,000 held by Mobitec Rehab AG and one share with a nominal amount of CHF 1,000 held by Christian
          Biedermann-Rok for reasons of local corporate law only as trustee of Mobitec Rehab AG. Accordingly, Mobitec Rehab AG is the beneficial owner of such share as Mobitec Rehab AG may request at any time that

          Christian Biedermann-Rok transfers his share to Mobitec Rehab AG for a nominal consideration.

     (5) DH AG is the sole shareholder of Dolomite Homecare Products Inc., Markham, Canada, registered under no. 257756-9. The registered share capital of Dolomite Homecare Products Inc. amounts to CAD 1,325,000 and is divided into 1,000 non par value shares.

          The Company and its Subsidiaries are hereinafter collectively referred to as the "Companies". The shares and interests in the Company and its Subsidiaries are hereinafter also referred to as the "Companies' Shares".

1.4  Profit and Loss Pooling Agreement

     DH  AG  and  WPGV  entered  into  a  profit  and  loss  pooling   agreement
     (Ergebnisabfuhrungsvertrag) dated 28 August 2003. Apart from this agreement, no further enterprise agreements within the meaning of Section 291 et seq. AktG (Unternehmensvertrage im Sinne der ss.ss. 291 ff. AktG) exist to which the Seller or any of the Companies is a party.

1.5  Subordinated Loan Agreements

     The Seller has extended to DH AG a subordinated loan on 23 December 2002 as evidenced by a subordinated loan agreement between the Seller and DH AG dated 10 February 2004. Each of Seller's two shareholders has extended to DH AG a subordinated loan pursuant to amended and restated subordinated loan agreements between each of Seller's shareholders and DH AG originally dated 17 December 1997, 26 March 1998 and 25 August 1998 (as amended and/or restated on 16 April 1998, 18 December 1998, 29 March 1999, 19 May 1999 and 19 December 2003). The three subordinated loans referred to in the two preceding sentences are hereinafter referred to as the "Subordinated Loan Agreements". Other than the aforementioned arrangements, there are no loans or borrowings between the Seller and its Affiliates (other than the Companies) on the one part and the Companies on the other part.

1.6  Signing Date; Effective Date

     For the purposes of this Agreement the "Signing Date" shall mean the date this Agreement is signed on (hereinafter referred to as the "Signing Date"), and the "Effective Date" shall mean 24:00 hours (German time) of the last day of the calendar month immediately preceding the calendar month in which the Closing occurs (hereinafter referred to as the "Effective Date").

                                    SECTION 2
               SALE AND PURCHASE OF THE SHARES; RIGHTS TO PROFITS



2.1  Sale and Purchase of the Shares; Rights to Profits

     The Seller hereby sells, and the Purchaser hereby purchases, upon the terms and conditions of this Agreement, the Shares with commercial effect (mit wirtschaftlicher Wirkung) as of the Effective Date. The sale and purchase of the Shares hereunder shall include any and all rights pertaining to the Shares, including, without limitation, the rights to receive dividends that are not yet distributed. For the avoidance of doubt it is agreed that all profits and losses of the Companies for the previous fiscal years and for the current fiscal year up to and including the Effective Date will be taken into account for the calculation of the Purchase Price in accordance with Section 3.1.

2.2  Separate Transfer Document

     The Seller and the Purchaser agree that the Shares sold and purchased hereunder are not transferred by virtue of this Agreement but will be transferred with effect "in rem" (mit dinglicher Wirkung) at the Closing by means of a separate notarial transfer deed substantially in the form as attached hereto as Annex 2.2.

2.3  Purchaser's Nominee

     The Purchaser shall be entitled to nominate one or more of its Affiliates (hereinafter individually referred to as a "Nominee") to acquire title to the Shares or any part thereof. Such nomination shall be made in writing to the Seller at least five Business Days prior to the Closing (as defined below). Upon such nomination, each Nominee shall assume all rights and obligations, and shall otherwise assume the position, of the Purchaser hereunder. Purchaser hereby guarantees by way of an independent promise of guaranty pursuant to Section 311 para. 1 BGB the proper fulfillment of all of the obligations of each of the Nominees pursuant to this Agreement, in particular, but not limited to, the payment of the Purchase Price together with interest on the Closing Date.

                                    SECTION 3
        PURCHASE PRICE; PRELIMINARY PURCHASE PRICE; CONDITIONS OF PAYMENT



3.1  Purchase Price

     The Purchase Price to be paid by the Purchaser for the Shares as sold and purchased hereunder shall be the aggregate of:

3.1.1A fixed amount of EUR  190,000,000.00 (in words: one hundred ninety million
     Euros) (hereinafter referred to as the "Fixed Purchase Price Component");

         minus

3.1.2 the consolidated nominal amount of

     (1) interest or non-interest bearing debt obligations of the Companies to banks, financial or other similar institutions as well as all amounts owed by any of the Companies to the Seller or its shareholders (or any other Affiliate of the Seller) pursuant to the Subordinated Loan Agreements (to the extent not waived or deemed to have been waived before or at the Effective Date) or otherwise;

     (2) any dividends declared but unpaid (except for dividends payable to any of the Companies);

     (3) all obligations for deferred purchase price payments relating to the acquisition of fixed assets (Anlagevermogen);

     (4) the net present value as of the Effective Date of all obligations of the Companies as lessee under leases that have been or, in accordance with applicable generally accepted accounting principles are required to be recorded as capitalized leases, i.e. as debt;

     (5)  the amount of the net present value of all pension  liabilities of the
          Companies   calculated  under  U.S.  generally   accepted   accounting
          principles (SFAS 87), less the fair value of pension plan assets;

     (6) all Tax liabilities shown or provided by way of an accrual (Ruckstellung) in the Effective Date Accounts (taking into account the tax effects of the payments deemed to be made on the Effective Date under Section 5.5.2 (settlement payments under ESOP II and III)); such Tax accrual shall be determined based on the trial balances (Bilanz und Gewinn- und Verlustrechnung in Kontenform) and the monthly management reporting for each of the Companies for the period of 1

          January 2004 up to and including the Effective Date under the generally accepted accounting principles of the respective countries in which the Companies are located, as if it would have been for a fiscal year end closing; and

     (7) all interest accrued but unpaid and charges due as of the Effective Date and all prepayment penalties or other penalties, in relation to any of the above and all other costs, fees and expenses (excluding for the avoidance of doubt interest accrued in the period between the Effective Date and the Closing Date and cash collateral or bank guaranty as set forth in the assignment and assumption agreement mentioned in Section 5.5.3) to be paid or taken into account for the purchase price of the loan under the Facility Agreement payable to Deutsche Bank and other banks under the assignment and assumption agreement mentioned in Section 5.5.3 (such payments deemed to be due on the Effective Date),

     (hereinafter referred to as "Financial Debt"), each as existing or deemed to be existing as at the Effective Date;

     plus

3.1.3the consolidated  amount of cash and cash equivalents within the meaning of
     Section 266 para 2 (B) (IV) HGB as well as the consolidated amount of securities (sonstige Wertpapiere) within the meaning of Section 266 para. 2 lit. (B) (III) (3) HGB (hereinafter referred to as "Cash"), each as existing as at the Effective Date, including for the avoidance of doubt payments made by direct debits not yet credited to one of the Companies' bank accounts.

     plus

3.1.4 the amount, if any, by which the balance of

     (1) the consolidated amount of the inventory within the meaning of Section 266 para 2 (B) (I) HGB and the accounts receivable within the meaning of Section 266 para 2 (B) (II) (1) HGB (Forderungen aus Lieferungen und Leistungen), less

     (2) the consolidated amount of the trade accounts payable and the prepayments received within the meaning of Section 266 para 3 (C) (3) and (4) HGB (erhaltene Anzahlungen auf Bestellungen und Verbindlichkeiten aus Lieferungen und Leistungen) as well as vouchers payable liabilities for goods and/or services received for which an invoice has not yet been received (ausstehende Rechnungen und/oder Fremd-leistungen) for the Companies (hereinafter referred to as "Working Capital"), each existing as per the Effective Date, exceeds EUR 9,900,000 (in words: nine million nine hundred thousand Euros);

     minus

3.1.5the amount, if any, by which the Working Capital (for the avoidance of doubt, including any Working Capital below zero) existing as per the Effective Date, falls short of EUR 8,900,000 (in words: eight million nine hundred thousand Euros);

     (hereinafter referred to as the "Purchase Price").

3.2  Preliminary Purchase Price

          As of the date of this Agreement and based on the financial information provided by the Seller to the Purchaser, the Parties have estimated and agreed in the form of the Effective Date Statements (as defined below) the Financial Debt, the Cash and any adjustment resulting from a Working Capital excess or shortfall as shown in each case in the estimated Effective Date Statements attached hereto as Annex 3.2 (the "Estimated Effective Date Statements"). Based on the Fixed Purchase Price Component and the Financial Debt, the Cash and any adjustment resulting from the Working Capital excess or shortfall as shown in the Estimated Effective Date Statements, the Parties have agreed on a preliminary purchase price of EUR 145,637,605 (in words: hundred forty five million six hundred thirty seven thousand six hundred and five Euros) (heretofore and hereinafter referred to as the "Preliminary Purchase Price"). On the Closing Date, the Preliminary Purchase Price becomes due and payable and the Purchaser shall pay the Preliminary Purchase Price to the Seller into the Seller's Account (as defined in Section 3.4.1 below) by way of wire transfer - to be credited on the same day - free of any costs and fees.

3.3  Purchase Price Adjustment

     If on the basis of the Effective Date Statements (as defined in and finally agreed or determined in accordance with Section 4 below), the Purchase Price is higher than the Preliminary Purchase Price, the Purchaser shall pay to the Seller an amount equal to the amount by which the Purchase Price exceeds the Preliminary Purchase Price. If, on the basis of the Effective Date Statements, the Preliminary Purchase Price is higher than the Purchase Price, the Seller shall pay to the Purchaser an amount equal to the amount by which the Preliminary Purchase Price exceeds the Purchase Price. Any such amount to be paid by either Purchaser or the Seller (hereinafter referred to as the "Purchase Price Adjustment") shall be paid as follows:

3.3.1Any Purchase Price Adjustment owed by the Purchaser shall be paid by the Purchaser by way of wire transfer - to be credited on the same day - free of any costs and fees ten Business Days after the Effective Date Statements have become final and binding upon the Parties in accordance with Section 4 below to the Seller's Account.

3.3.2Any Purchase Price Adjustment owed by the Seller shall be paid by the Seller by way of wire transfer - to be credited on the same day - free of any costs and fees ten Business Days after the Effective Date Statements have become final and binding upon the Parties in accordance with Section 4 below to the Purchaser's Account (as defined in Section 3.4.2 below).

3.4  Seller's Account; Purchaser's Account

3.4.1All payments owed by the Purchaser to the Seller under this Agreement shall be paid by the Purchaser by irrevocable wire transfer to the Seller's bank account held by Warburg, Pincus Ventures International, LP and kept with JP Morgan Chase New York, SWIFT code CHASUS 33, account number 323063098 for further credit to WP Domus LLC (hereinafter referred to as the "Seller's Account") or any other account to be nominated by the Seller to the Purchaser in writing at least five Business Days prior to the Closing Date.

3.4.2All payments owed by the Seller to the Purchaser under this Agreement shall be paid by the Seller by irrevocable wire transfer to the Purchaser's bank account kept with Bank One, NA, London, SWIFT code FNBC GB 2X, , sort code 40-50-20 account number 7170394 (hereinafter referred to as the "Purchaser's Account") or any other account to be nominated by the Purchaser to the Seller in writing at least five Business Days prior to the Closing Date.

3.5  Interest

     The Purchase Price and any Purchase Price Adjustment shall bear interest at the rate of 300 basis points over the one month rate Euribor p.a. as of the next Business Day after the Effective Date, commencing as of the Effective Date and (i) through the Closing Date in relation to the Purchase Price and
     (ii) through the date of payment in relation to any Purchase Price Adjustment. Interest shall be calculated on the basis of actual days elapsed and a calendar year with 360 days. If any Party is in default (Verzug) of payment with regard to the Purchase Price or the Purchase Price Adjustment, the Purchase Price or the Purchase Price Adjustment shall bear interest at the rate of 700 basis points over the one month rate Euribor p.a. as for the time such Party is in default.

3.6  No Right to Set-off

     Any right of the Purchaser or the Seller to set-off and/or to withhold any payments due under this Agreement is hereby expressly waived and excluded except for claims which are undisputed or res iudicatae.



                                    SECTION 4
                            EFFECTIVE DATE STATEMENTS


4.1  Preparation of the Effective Date Statements

     The Financial Debt, the Cash and the Working Capital of the Companies, each existing as per the Effective Date, as well as any Purchase Price
     Adjustment resulting therefrom, shall be determined on the basis of consolidated effective date financial statements of the Company (the "Effective Date Accounts") which are established for the purpose of deriving the following statements therefrom:

4.1.1"Cash Statement" shall mean a statement showing only the Cash (as defined herein and to be calculated in accordance with Section 3.1.3) of the Companies as of the Effective Date;

4.1.2"Debt  Statement"  shall mean a statement  showing only the Financial  Debt
     (as defined herein and to be calculated in accordance with Section 3.1.2) of the Companies as of the Effective Date;

4.1.3"Working Capital Statement" shall mean a statement showing only the Working Capital (as defined herein and to be calculated in accordance with Sections 3.1.4 and 3.1.5) of the Companies as of the Effective Date;

     The Effective Date Accounts and the Cash Statement, the Debt Statement and the Working Capital Statement derived therefrom are heretofore and hereinafter collectively referred to as the "Effective Date Statements". The draft of the Effective Date Statements shall be prepared by the Company in cooperation with the Seller and examined by Ernst & Young AG
     Wirtschaftsprufungsgesellschaft, Munich (hereinafter referred to as the "Seller's Auditor") in accordance with German GAAP, subject to the accounting principles used in the preparation of the Consolidated Financial Statements (as defined in Section 6.2.2 (1) below) und such principles consistently applied with past practice (regardless whether or not these principles are set out in any accounting manuals of the Companies) and subject to utilizing and continuing the same capitalization and election rights, valuation and consolidation principles as used in preparation of the Consolidated Financial Statements; provided, however, that the net present value of pension liabilities and the fair value of the pension plan assets (Section 3.1.2 (5)) shall be calculated in accordance with US-GAAP. The Effective Date Statements shall be prepared as of the Effective Date.

4.2  Review and Delivery of Effective Date Statements to the Purchaser

     The Seller shall until the Closing Date and the Purchaser shall after the Closing Date, instruct the management of each of the Companies to effectively assist Seller's Auditor in the review of the Effective Date Statements, in particular by providing all information and documentation requested by the Seller. The Effective Date Statements prepared by the Company in cooperation with the Seller and reviewed by the Seller's Auditor shall be delivered by the Seller to Ernst & Young AG,
     Wirtschaftsprufungsgesellschaft, Frankfurt am Main or Dusseldorf (as nominated by the Purchaser to the Seller no later than 35 days after the Closing Date) (hereinafter referred to as the "Purchaser's Auditor") no later than forty five days after the Closing Date. The Purchaser's Auditor shall receive all necessary assistance and shall be given access to the management of the Companies, and to all relevant documentation necessary for reviewing the Effective Date Statements, however, excluding the working papers of the Seller's Auditor.

4.3  Revised Effective Date Statements

     The determination of the Financial Debt, the Cash and the Working Capital of the Companies shall be based on the Effective Date Statements to the extent that the Purchaser does not within forty five days after the receipt of the Effective Date Statements provide the Seller with a written report asserting that the Effective Date Statements received from the Seller do not meet the provisions of this Agreement by way of stating specific objections to that effect. In such event revised Effective Date Statements shall be prepared by the Purchaser's Auditor and submitted to the Seller within the very forty five days' period mentioned before which shall take into account the changes that are necessary in the Purchaser's Auditor's view (hereinafter referred to as the "Revised Effective Date Statements"). Seller's Auditor shall receive all necessary assistance and shall be given access to the management of the Companies and to all documentation relevant for reviewing the Revised Effective Date Statements, however, excluding the working papers of the Purchaser's Auditor. If no written objections are raised by the Seller within forty five days following the delivery of the Revised Effective Date Statements by the Purchaser's Auditor, then the Revised Effective Date Statements shall be final and binding on the Parties and the determination of the Financial Debt, the Cash and the Working Capital of the Companies, each existing as per the Effective Date, as well as any Purchase Price Adjustment resulting therefrom, shall be based on the Revised Effective Date Statements.

4.4  Arbitration Proceedings

     If, after the Seller having raised in time and due form its objections against the Revised Effective Date Statements (hereinafter referred to as the "Objections"), the Seller and the Purchaser cannot agree on the changes to the Revised Effective Date Statements within thirty days following the delivery of the Objections, each of Seller and Purchaser shall be entitled to request the "Institut der Wirtschaftsprufer in Deutschland e.V.", Dusseldorf, to appoint an auditor to act as an arbitrator (Schiedsgutachter) (hereinafter referred to as the "Neutral Auditor") to determine the correct amount of the Financial Debt, the Cash and the Working Capital as at the Effective Date, if and to the extent such positions are in dispute between the Seller and the Purchaser. The Neutral Auditor shall decide on the issues in dispute within thirty Business Days after being appointed by either Seller or Purchaser in accordance with the principles set out in Section 4.1 above. The Neutral Auditor shall give the Seller and the Purchaser adequate opportunity to present their views in writing and at a hearing or hearings to be held in the presence of the Seller and the Purchaser and their advisors. The Neutral Auditor shall give reasons for its decision and on all issues, which are in dispute between the Seller and the Purchaser. The Effective Date Statements as determined by the Neutral Auditor shall be final and binding on the Parties subject to
     Section 319 BGB.

4.5  Costs of Examination by Auditors

     All costs arising out of or in connection with the examination by the Seller's Auditor shall be borne by the Seller. All costs arising out of or in connection with the examination by the Purchaser's Auditor shall be borne by the Purchaser alone. In case of arbitration proceedings referred to in Section 4.4 the Neutral Auditor may decide in its equitable discretion upon the allocation of its costs and expenses, taking into account the degree of success and defeat of each Party. Each Party shall bear its own costs and the costs of its advisors and counsel.



                                    SECTION 5
                           CLOSING; CLOSING CONDITION



5.1  Closing Conditions; Closing Date

     The consummation of the transactions contemplated by this Agreement (hereinafter referred to as "Closing") shall take place at the offices of Freshfields Bruckhaus Deringer in Frankfurt am Main at 10:00 hours CET, five Business Days after the date on which the last of the Closing Conditions set forth in Section 5.2 has been fulfilled, or at any other time or place which the Seller and the Purchaser will mutually agree upon (hereinafter referred to as "Closing Date").

5.2  Closing Conditions

     The obligations of the Seller and the Purchaser to carry out the Closing shall be subject to the satisfaction of the following conditions to Closing (heretofore and hereinafter collectively referred to as the "Closing Conditions", each a "Closing Condition"):

5.2.1The German Federal Cartel Office (Bundeskartellamt) shall have cleared the transaction. This condition shall be deemed satisfied if (i) the Purchaser and/or the Seller has received a written notice from the German Federal Cartel Office that it will not prohibit the acquisition, or (ii) the German Federal Cartel Office fails to notify the Purchaser and/or the Seller within one month after the pre-merger filing in accordance with Section 40 para. 1 clause 1 of the German Act Against Restraints on Competition (GWB) that it has commenced a formal investigation of the proposed acquisition, or (iii) the German Federal Cartel Office fails to issue an order in accordance with Section 40 para. 2 clause 1 GWB to the Purchaser and/or the Seller within four months after receipt by the Federal Cartel Office of the pre-merger filing, and no extension of the four-month period has been agreed with the Federal Cartel Office. Neither the Purchaser nor the Seller shall grant its consent and approval to any extension of the waiting periods without the prior written consent of the respective other Party involved.

5.2.2The Norwegian  Competition  Authority  shall have cleared the  transaction.
     This condition shall be deemed satisfied if: (i) the Purchaser and/or the Seller has received a written notice from the Norwegian Competition Authority that it will not intervene in the transaction, or (ii) the Norwegian Competition Authority fails to order, the Purchaser and/or the Seller within 15 working days after the receipt of the standardized notification, the submission of a complete notification in accordance with
     Section 18 para. 3 of the Norwegian Competition Act, or (iii) the Norwegian Competition Authority fails to notify the Purchaser and/or the Seller within 25 working days after the receipt of a complete notification that it might intervene against the transaction in accordance with Section 20 para. 2 of the Norwegian Competition Act.

5.2.3There  shall  not have  occurred  during a period of five  weeks  after the
     Signing Date any circumstances, facts or matters after the Signing Date which have or which are likely to have a material adverse effect on the business, operations, properties, assets, financial condition or results, in each case of the Business taken as a whole, excluding, however, any such circumstances, facts or matters which affect the markets generally or the markets in which the Companies operate (for the avoidance of doubt excluding in particular any changes to the available reimbursement regulations or reimbursement levels) (hereinafter referred to as a "Material Adverse Change").

5.3  Obligations with Respect to the Closing Conditions

     The Seller and the Purchaser undertake to use their best efforts and to cause the Closing Conditions to be satisfied as soon as possible. With regard to the merger control clearance, the obligations of the Seller and the Purchaser are more specifically set out in Section 10.1 below. The Seller and the Purchaser shall inform each other in writing without undue delay (unverzuglich) as soon as the Closing Conditions have been satisfied.

5.4  Consequences of Non-Satisfaction of the Closing Conditions

     If the Closing has not occurred within four months plus five Business Days after the Signing Date, the Seller or the Purchaser may rescind this Agreement (Rucktritt vom Vertrag) by written notice to the other Parties with a copy to the acting notary. Any rescission under this Section 5.4 shall be valid only if the recipient Party has received such written notice of rescission prior to the date on which the relevant Closing Conditions has been satisfied or waived. In case of (i) a rescission of the Agreement under this Section 5.4 or (ii) if it becomes clear by objective measures (objektive Massstabe) otherwise that the Closing will not occur and, in each case, provided that the Closing Condition in Section 5.2.3 has been satisfied (i.e. there has not occurred a Material Adverse Change in the period indicated in Section 5.2.3), the Purchaser shall pay to the Seller as full and final compensation a lump sum of EUR 6,000,000 (in words: six million Euro) to compensate the Seller for any costs and expenses incurred in connection with the transactions contemplated under this Agreement and any loss of value to the Business. For the avoidance of doubt, if the Seller were later to sell the Business for a consideration below the consideration agreed between the Seller and the Purchaser in this Agreement, the Seller shall have no right to claim such difference from the Purchaser.

     If this Agreement is rescinded in accordance with this Section, this Agreement shall cease to have force and effect (without prejudice to claims of any Party for breach of any of the terms hereof having occurred prior to rescission) and shall not create any binding obligation between the Parties except that this Section 5.4 with respect to the lump sum payment, Sections 11 (Confidentiality), 13 (Purchaser's Guarantor), 14 (Costs and Taxes), 15 (Notices) and 17 (Miscellaneous) shall remain in force and effect.

5.5  Actions on the Closing Date

     At the Closing, the Parties shall simultaneously (Zug um Zug) take the following actions:

5.5.1 The Seller shall deliver to the Purchaser

     (a) a duly executed resignation letter (waiving all claims against the Company), effective at or prior to the Closing Date, by Mr. Timothy Curt, the sole managing director of the Company;

     (b) duly executed resignation letters (waiving all claims against DH AG), effective at or prior to the Closing Date, of all members of DH AG's supervisory board (Aufsichtsrat) who are listed in Annex 5.5.1 (b);

     (c) trust agreements or written confirmations from the legal holders of the shares held as trustees of DH AG and Mobitec Rehab AG as referred to in Sections 1.3.3 (3) and (4), confirming that the trustor may request at any time that the trustees transfer their shares to the trustor for a nominal consideration;

     (d) the original of a shareholder's resolution of the Company appointing such person or persons as new managing director(s) of the Company, effective as of the Closing Date, as shall be notified by the Purchaser to the Seller not later than five Business Days prior to the Closing Date;

     (e) a guarantee letter by Warburg Pincus Ventures L.P. and by Warburg Pincus Ventures International L.P. by which the two funds guarantee the proper fulfillment of all obligations of the Seller under this Agreement, substantially in the form as attached hereto as Annex 5.5.1
          (e);

     (f) evidence that Deutsche Bank Luxembourg S.A. has transferred to the Company with effect no later than the Closing Date the Deutsche Bank Shares;

     (g) a written waiver statement of the Banks (as defined in the draft agreement on the assignment and assumption of claims and obligations and the release of security attached hereto as Annex 5.5.3) with respect to their pledge over the Shares and the Companies' Shares and a release statement in respect of any other collateral, including land charges, substantially in the form set forth in Annex 5.5.3;

     (h) a copy of a waiver agreement relating to the Subordinated Loan Agreements, executed and effected before the Effective Date subject only to the condition subsequent (auflosende Bedingung) that Closing will not occur.

5.5.2The Seller shall deliver written waiver statements of Messrs. Peter Schulz,
     Wilhelm Kaiser, Michael Grindborn, Lennart Magnusson, Marika Johansson, Ralf Ledda, Bernd Engels, Thomas Birmanns, Marc Binder, Cornelia Wetschorek, Klaus Schlebes and Jeff Smith by which they declare their waiver of any and all rights pursuant to any employee stock options issued to them substantially in the form of Annex 5.5.2; any payments to be made in consideration of such waivers shall be deemed to have been made on the Effective Date (thereby reducing the Purchase Price due hereunder).

5.5.3The  Purchaser  or one or  more  Affiliates  of the  Purchaser  shall  have acquired from Deutsche Bank AG, Munich, and certain other banks all their rights and obligations (by way of assignment and assumption - Vertragsubernahme) under a certain EUR 83 million Term Loan and EUR 10 million Revolving Credit Facility Agreement dated 20 December 2002 between, inter alia, DH AG, the Facility Agent and Deutsche Bank AG as Arranger (the "Facility Agreement") pursuant to an assignment and assumption agreement substantially in the form attached hereto as Annex 5.5.3.

5.5.4The Purchaser on behalf of and for the account of the Company shall pay to Deutsche Bank Luxembourg S.A. the purchase price for the Deutsche Bank Shares in an amount evidenced by the Seller to the Purchaser in writing no later than three Business Days before the Closing Date.

5.5.5The Purchaser shall pay the Preliminary Purchase Price in accordance with Sections 3.2 and 3.4.

5.5.6The Seller shall transfer the Shares to the Purchaser by way of a separate notarial transfer deed as set out in Section 2.2.



                                    SECTION 6
                      SELLER'S AND MANAGEMENT'S GUARANTIES

6.1  Form and Scope of Seller's Guaranties

     The Seller hereby guarantees to the Purchaser by way of an independent promise of guaranty pursuant to Section 311 para. 1 of the German Civil Code (selbstandiges Garantieversprechen im Sinne des ss. 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in Section 7 hereof or otherwise in this Agreement that the statements set forth in Section 6.2 are complete and correct as of the Signing Date and, unless explicitly provided otherwise in this Section 6, on the Closing Date. The Seller and the Purchaser agree and explicitly confirm that the guaranties in this Section 6 are not granted, and shall not be qualified and construed as, quality guaranties concerning the object of the purchase (Garantien fur die Beschaffenheit der Sache) within the meaning of Sections 443, 444 BGB, respectively, that Section 444 BGB shall not and does not apply to the guaranties contained in this Section 6.

6.2  Seller's Guaranties

6.2.1 Corporate Issues and Authority of the Seller

     (1) The statements in Section 1 hereof regarding the Companies are complete and correct. The Companies have been duly established and are validly existing under the laws of their respective jurisdiction. Annex 6.2.1 (1) contains a true and correct list of the articles of association (or equivalent documents) of the Companies. As from its acquisition by the Seller as a shelf company, the sole activities of the Company were to serve as holding company for the Business.

     (2) The Companies' Shares have been validly issued, are fully paid in, either in cash or in kind, are non-assessable (unterliegen keiner Nachschusspflicht), have not been repaid and are free from any encumbrances or other rights of Third Parties (except for the pledge of certain Companies' Shares to the financing banks under the Facility Agreement, which is to be released at the latest as of Closing), and there are no pre-emptive rights, options, voting arrangements or other direct or indirect rights of Third Parties to acquire any of the Companies' Shares, in each case except under statutory law or under the articles of association (or equivalent documents) listed in Annex
          6.2.1 (1). Persons or companies other than the Seller and the Companies do not hold any direct interest of any type in the Companies
          - except for (i) the 140,400 shares in DH AG held by Deutsche Bank Luxembourg S.A. which will be transferred to the Company at latest at the Closing Date, (ii) the share pledges mentioned in the preceding sentence and (iii) the shares held by the individuals as mentioned in Sections 1.3.3 (3) and (4) - and there are no claims for the transfer or creation of such interest. Except as disclosed in Annex 6.2.1 (2), there are no silent partnership agreements with regard to any of the Companies or other rights of third parties to participate in the Companies' revenues, profits, assets or equity (or the value thereof).

     (3) As of the Signing Date, no bankruptcy, insolvency or judicial composition proceedings concerning any of the Companies have been applied for and no circumstances exist which would require an application for any bankruptcy, insolvency or judicial composition proceedings nor do any circumstances exist according to any applicable bankruptcy or insolvency laws which would justify the avoidance of this Agreement.

     (4) The Seller is entitled to freely dispose of the Shares without such a disposal infringing any rights of a Third Party.

     (5) This Agreement constitutes a valid and binding obligation of the Seller, enforceable under German law against the Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally and except that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

     (6) The execution and performance by the Seller of this Agreement and the consummation of the transaction contemplated hereby are within the limited liability company powers of the Seller and have been duly authorized by all necessary corporate action on part of the Seller.

     (7) The execution and performance by the Seller of this Agreement and the consummation of the transaction contemplated herein do not (i) violate the limited liability company agreement of the Seller or (ii) violate any applicable law, regulation, judgment, injunction or order binding on the Seller, and (iii) there is no action, law suit, investigation or proceeding pending against, or to the Seller's Knowledge, threatened against, the Seller before any court, arbitration panel or governmental authority which in any manner challenges or seeks to prevent, alter or delay the transaction contemplated herein.

6.2.2  Consolidated Financial Statements; Financial Statements

     (1) The Management has delivered to the Purchaser the audited consolidated financial statements of DH AG as of 31 December 2003 (including the notes and the audit report thereto) (the "Consolidated Financial Statements") as well as the audited financial statements as of 31 December 2003 of the Company (including the notes and the audit report thereto) (the "Financial Statements"). Except as disclosed in Annex
          6.2.2 (1), the Consolidated Financial Statements and the Financial Statements have been prepared in accordance with German GAAP and German rules of orderly book-keeping (Grundsatze ordnungsgemasser Buchfuhrung) on a consistent basis in accordance with the Accounting Principles and present a true and fair view, within the meaning of
          Section   264   para.   2  HGB,   of  the   assets   and   liabilities

          (Vermogenslage), financial condition (Finanzlage) and results of operation (Ertragslage) of the Companies for the period referenced therein.

     (2) To the Seller's Knowledge, the Management Accounts, having regard to the purpose for which such Management Accounts have been prepared and subject to such limitations as are inherent in the preparation of management accounts, have been prepared in accordance with German GAAP as used for the preparation of the Consolidated Financial Statements and on a consistent basis therewith and correctly state in all material respects the results, assets and liabilities for the period 1 January 2004 through 30 June 2004 on a cumulative basis.

     (3)  There  are  no  outstanding  retainers,   loyalty  bonuses  and  other
          incentives or payment promises made or to be paid to employees of the Companies in connection with the sale of the Business.

6.2.3 Other

     (1)  To  the  Seller's   Knowledge,   the   statements   contained  in  the
          Management's Guaranties set forth below are true and correct.

     (2)  The  statements in Section  6.4.3,  6.4.5,  6.4.9 and 6.4.10 (1), (2),
          (3), (4), (5), (6),  (9),  (11),  (12) if applied to the Company,  are correct. The Company does not own Real Property and, apart from its Managing Director, does not have any employees.

6.3  Form and Scope of Management's Guaranties

     The Management hereby guarantees to the Purchaser, each Manager individually, by way of an independent promise of guaranty pursuant to
     Section 311 para. 1 of the German Civil Code (selbstandiges Garantieversprechen im Sinne des ss. 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in Section 7 hereof or otherwise in this Agreement that the statements set forth in Section 6.4 are complete and correct as of the Signing Date and, unless explicitly provided otherwise in this Section 6, on the Closing Date. The Management and the Purchaser agree and explicitly confirm that the guaranties in this
     Section 6 are not granted, and shall not be qualified and construed as, quality guaranties concerning the object of the purchase (Garantien fur die Beschaffenheit der Sache) within the meaning of Sections 443, 444 BGB, respectively, that Section 444 BGB shall not and does not apply to the guaranties contained in this Section 6.

6.4  Management's Guaranties

6.4.1 Consolidated Financial Statements; Financial Statements

     (1) Except as disclosed in Annex 6.4.1 (1), the statements relating to the Consolidated Financial Statements contained in the Seller's Guaranty under Section 6.2.2 (1) and the statements contained in the Seller's Guaranty under Section 6.2.2 (3) are true and correct with respect to the Domus Companies. The Management Accounts, having regard to the purpose for which such Management Accounts have been prepared and subject to such limitations as are inherent in the preparation of management accounts, have been prepared in accordance with German GAAP as used for the preparation of the Consolidated Financial Statements and on a consistent basis therewith and correctly state in all material respects the results, assets and liabilities for the period 1 January 2004 through 30 June 2004 on a cumulative basis.

     (2) Except as disclosed in Annex 6.4.1 (1) and except for the registers, books and other documentation relating to group internal transfer pricing (Konzernverrechnungspreise) which may not be compliant with
          Section 90 German Fiscal Code (Abgabenordnung) and the corresponding ordinance (Gewinnabgrenzungsaufzeichnungsverordnung), the statutory registers and account books of the Domus Companies have been kept up-to-date and, if required, have been filed, in accordance with applicable legal and regulatory requirements. No notice or allegation that any such document is incorrect or should be rectified has been received. All material formalities, declarations and other obligations relating to the operation and/or the assets of the Domus Companies have been duly carried out and made on the due date.

6.4.2 Real Property

     (1) Annex 6.4.2 (1) contains a complete and correct list of real property owned by the Domus Companies and rights equivalent to real property (grundstucksgleiche Rechte), including, but not limited to, hereditary building rights (hereinafter referred to as the "Owned Real Property"). Annex 6.4.2 (1) further contains a set of copies of recent excerpts of the land registers (Grundbucher) and similar registers for all Owned Real Property, evidencing all land charges (Grundpfandrechte) or other encumbrances under civil law which require registration in such register (hereinafter each referred to as an "Encumbrance"). With respect to the Swedish Owned Real Property the Encumbrances are properly reflected in the competent Swedish Land Register as of June 30, 2003. None of the Encumbrances serve as security for obligations other than obligations of any of the

          Companies. No application for the registration of an Encumbrance in a land register or similar register has been filed which is not yet registered. The Domus Companies have not taken and will not take, nor has any Third Party a right to cause the Domus Companies to take, any steps to dispose of the Owned Real Property.

     (2) Annex 6.4.2 (2) contains a complete and correct list of real property leased or rented by the Domus Companies as of the Signing Date, whether as lessee or as lessor with the respective lessee's payment obligations under the lease agreements exceeding a net value of EUR 20,000 p.a. (hereinafter referred to as the "Leased Real Property", together with the Owned Real Property the "Real Property").

     (3) Any other real property used by the Domus Companies as of the Signing Date but not listed in Annex 6.4.2 (1) and Annex 6.4.2 (2) is not material for the operation of the Business.

     (4) Except as set out in Annex 6.4.2 (4), there is no pending, nor threatened in writing, expropriation or similar proceeding with respect to the Owned Real Property and, to the Management's Knowledge, there are no circumstances affecting any such real property pending, or threatened, which might materially interfere with any present or intended use of any such Real Property.

     (5) To the Management's Knowledge, none of the structures on any Real Property encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any of such Real Property. No material capital expenditure relating to the Real Property has been deferred beyond reasonable entrepreneurial standards.

6.4.3 Material Assets

          Each of the Domus Companies owns, or holds lawful possession of, all material rights and assets which are necessary to carry on the Business in substantially the same fashion and manner as it has been carried on in the twelve months prior to the Signing Date (herein collectively referred to as "Material Assets"). The Material Assets, including for the avoidance of doubt any buildings and construction on the Real Property, are in a reasonably usable condition (gebrauchsfahiger Zustand) and in reasonable state of repair in order to carry on the Business substantially in the same fashion as conducted as of the Signing Date and the Closing Date; for the avoidance of doubt, the wording "carry on" shall not imply a guaranty in relation to the condition of the Material Assets at any time after the Closing Date. Except as disclosed in Annex 6.4.3, the Material Assets owned by the Domus Companies are not charged with any right of third parties or otherwise encumbered including the transfer for security purposes (Sicherungsubereignungen) except for (i) customary rights of retention of title (handelsubliche Eigentumsvorbehalte) imposed by suppliers to the Domus Companies, liens, pledges or other security rights in favor of suppliers, mechanics, workers, carriers and the like liabilities incurred by the Domus Companies in the ordinary course of business, (ii) statutory security rights in favor of tax authorities or other governmental entities, (iii) security rights in favor of financing institutions to the extent securing Financial Debt.

6.4.4 Intellectual Property Rights / IT

     (1) The Domus Companies own, have applied for, or lawfully use all patents, design patents, trademarks, trade names, utility models, copy rights, internet domain names and respective applications and all other intellectual property rights which are material to carry out their business as conducted on the date hereof (hereinafter referred to as the "Intellectual Property Rights"). Annex 6.4.4 (1) contains a complete and correct list of the registered Intellectual Property Rights.

     (2) Except as set out in Annex 6.4.4 (1), the Intellectual Property Rights are, as of the Signing Date, not subject to any pending (rechtshangig) proceedings for opposition, cancellation, revocation or rectification which may negatively affect the operation of the Business and, to the Management's Knowledge, no such proceedings are threatened. Section
          6.4.3 last sentence shall apply accordingly. To the Management's Knowledge, the Intellectual Property Rights are neither being materially infringed by Third Parties nor do they materially infringe intellectual property rights of Third Parties. All fees necessary to maintain the Intellectual Property Rights have been paid, or necessary renewal applications have been filed and all other material steps necessary for their maintenance have been taken.

     (3) Except as set out in Annex 6.4.4 (3), where licenses or any other intellectual property rights (other than for the use of standard software) are required for the use of the information technology by any of the Domus Companies, these have been validly granted to such Domus Companies and are fully paid and none of the Domus Companies and, to the Management's Knowledge, none of the the Domus Companies' counterparties thereto is in breach of its terms.

6.4.5 Compliance with Laws and Permits

     The Domus Companies hold all permits and licenses (1) which are required, if any, under applicable public laws (offentliches Recht) to conduct the Business as presently conducted and (2) which are material for the Business. To the Management's Knowledge, there are no implications or threats of any revocation or restriction or subsequent orders (nachtragliche Anordnungen) relating to any such permits or licenses after the Closing Date which would materially affect the Business as a whole. The Domus Companies conduct their respective business in compliance with (i) all applicable laws and regulations, (ii) all provisions of such permits and licenses and (iii) judgments or orders imposed by any governmental or regulatory body, in each case regarding nos. (i) through (iii) the non-compliance with which could have a material adverse effect on the Business taken as a whole.

     Except as set out in Annex 6.4.5, (i) all products, all packaging components and product information (such as handbooks, information leaflets, expert information, technical leaflets, summary of product characteristics, data sheets, and promotional materials), manufactured, sold or delivered or distributed by any of the Domus Companies are compliant with the applicable laws and regulatory requirements, and (ii) none of the Domus Companies has manufactured, sold or delivered any product which could give rise to material product liability or warranty claims, in each case regarding nos. (i) and (ii) the non-compliance with which could have a material adverse effect on the Business taken as a whole.

     Except as set out in Annex 6.4.5, during the past three years before the Signing Date, none of the Domus Companies has applied for, received and used public grants, allowances or subsidies.

6.4.6 Material Agreements

     Annex 6.4.6 contains a complete and correct list of material agreements as described below to which any of the Domus Companies, as of the Signing Date, is a party and of which the main obligations
     (Hauptleistungspflichten) have not yet been completely fulfilled (hereinafter referred to as the "Material Agreements"):

     (1) agreements relating to the acquisition or sale of (i) interests in other companies or businesses, (ii) fixed assets (Anlagevermogen) or
          (iii) real property, in each case providing for a consideration in an amount or with a book value of EUR 100,000 or more;

     (2) rental and lease agreements relating to real estate (i) which, individually, provide for annual payments of EUR 100,000 or more or

          (ii) which, individually provide for payments of EUR 5,000 or more and cannot be terminated by the respective Domus Companies on twelve months or less notice without penalty;

     (3) loan agreements, bonds, notes or any other instruments of debt involving any Third Party outside the Companies and, individually, an amount of EUR 10,000 or more;

     (4) guaranties, indemnities and suretyships issued for any debt of any Third Party other than the Domus Companies for an amount of EUR 10,000 or more; and

     (5) any continuing obligations (Dauerschuldverhaltnisse) other than described in Sections 6.4.6 (1) through 6.4.6 (4) which cannot be terminated by the Domus Companies with effect as of or prior to 31 December 2004 and which provide for annual obligations of the Company or the Subsidiaries in excess of EUR 100,000.

     (6) in-license and out-license agreements of the Domus Companies relating to Intellectual Property Rights (other than for standard software);

     (7) any agreement with Seller or any of its Affiliates (other than the Domus Companies);

     (8) agreements which contain an undertaking not to compete (but excluding employment, agency, distributorship and similar agreements in the ordinary course of business) and all joint venture and cooperation agreements; and

     (9) agreements containing change of control provisions according to which such agreements would terminate or could be terminated or pursuant to which payments could become due, in each case as a result of the consummation of the transactions contemplated under this Agreement and in each case if the termination or payments could have a material adverse effect on the Business taken as a whole.

     To the Management's Knowledge, each of the Material Agreements is, as of the Signing Date, in full force and effect. The respective Subsidiary has received as of the Signing Date no written notice of termination and no written threat of termination and none of the Subsidiaries nor, to the Management's Knowledge, any of the contractual counterparties is in default or otherwise in any material breach of any of the Material Agreements.

6.4.7 Employees, Pensions

     (1) Annex 6.4.7 (1) contains, as of the Signing Date, a complete list of collective bargaining agreements, and material agreements with unions, workers' councils and similar organizations, and material collective promises (Gesamtzusagen) by which any of the Domus Companies listed in Sections 1.3.1 and 1.3.2 or, to the Management's Knowledge, any of the Domus Companies listed in Section 1.3.3 are bound.

     (2) Annex 6.4.7 (2) contains, as of the Signing Date, a list of employees of the Domus Companies who (i) are entitled, as of the Signing Date, to receive in the calendar year 2004 a gross annual base salary (excluding fringe benefits, such as incentives, stock options or appreciation rights, company car and other benefits) in excess of EUR 100,000 or (ii) are among the ten employees with the highest gross annual base salary (such employees collectively hereinafter referred to as the "Key Employees" and each of them as a "Key Employee"). Except as set forth in Annex 6.4.7 (2), as of the Signing Date, none of the employees described in such Annex has given written notice of termination of his or her employment.

     (3) There are no benefit or incentive schemes or policies applicable to employees of the Domus Companies (i) which are funded or paid for by the Seller or an Affiliate of the Seller (other than the Companies) and which would fall away as a consequence of the transactions contemplated under this Agreement or which are or could become a liability of the Purchaser and or the Companies, (ii) which refer to the performance or results of other companies than the Domus Companies, or (iii) which are equity based. Except for a direct insurance scheme (Direktversicherung) for the employees of the Domus Companies listed in Section 1.3.1 and a pension plan for the benefit of Mr. Lennart Magnusson, there are no pension schemes applicable to employees of the Domus Companies. With respect to the direct insurance scheme and the pension plan mentioned in the preceding sentence, the Domus Companies or the respective employees have taken out insurance covering all payments under applicable pension schemes and all premiums under such insurance have been duly paid by the Domus Companies. Except as disclosed in Annex 6.4.7 (2), none of the Domus Companies is subject to contractual arrangements with Key Employees extending to the period post-termination of employment, including undertakings not to compete, that could lead to payment obligations of the Domus Companies.

     (4) None of the Companies listed in Section 1.3.1 is liable towards any governmental or quasi governmental authority for repayment or reimbursement of benefits paid to its current or former employees, including, but not limited to, liabilities under ss. 147a SGB III.

6.4.8 Insurance

     Annex 6.4.8 sets forth, as of the Signing Date, a complete and accurate list of all material insurance policies maintained by or on behalf of any of the Domus Companies and such policies are valid and in full force. All premiums due on the above policies have been duly paid up to the Signing Date and, to the Management's Knowledge, there are no circumstances due to which any such policy might be voidable. As of the Signing Date there is no material claim outstanding under any insurance policy maintained by or on behalf of any of the Domus Companies and, to the Management's Knowledge, no event has occurred which might give rise to such a claim.

6.4.9 Litigation

     None of the Domus Companies is involved in any law suits, court actions or similar proceedings before a court of justice, arbitration panel or an administrative authority (to the extent relating to a monetary dispute (vermogensrechtliche Streitigkeit) involving an amount in dispute (Streitwert) exceeding EUR 50,000, in each individual case, or any material non-monetary law suits, court actions or similar proceedings before a court of justice, arbitration panel or an administrative authority, on the Signing Date pending (rechtshangig) or threatened in writing to be filed against any of the Domus Companies and, to the Management's Knowledge, there are no circumstances which, according to the Management's reasonable belief, provide a basis for such proceedings, except those disclosed in Annex 6.4.9.

6.4.10 Ordinary Course of Operation

     Except as set forth in Annex 6.4.10, from 1 January 2004 until the Signing Date, the business operations of the Companies (other than the Company) have been conducted in the ordinary course of business and substantially in the same manner as before, and there has been no material adverse change with respect to the Business taken as a whole. In particular the Domus Companies, from 1 January 2004 until the Signing Date, have not:

          (1) declared any dividend or made any other distribution to any entity other than the Domus Companies;

          (2) issued any share capital or similar interest to an entity which is not part of the Companies;

          (3) undertaken to make any capital expenditure or entered into any contract or commitment outside the ordinary course of business;

          (4) acquired or disposed of any fixed assets relating to their business (i) outside the ordinary course of business, (ii) for a consideration or with a book value of EUR 20,000 or more or (iii) other than at arm's length conditions or deferred any material capital expenditure in respect of any fixed assets;

          (5) incurred any indebtedness vis-a-vis Third Parties except as in the ordinary course of business or cancelled or compromised any debts of a material nature or waived any claims or rights of a material nature;

          (6) made any advance or extended any loan to any Third Party outside the ordinary course of business; or

          (7) made any material change in the terms of employment (including compensation) of any Key Employees other than in the ordinary course of business;

          (8) reduced or terminated business relations with material customers or suppliers or made or received in writing the threat of such reduction or termination, in each case to the extent such reduction or termination could have a material adverse effect on the Business taken as a whole;

          (9)  made any change in accounting principles, practices or methods;

          (10) accelerated the collection of accounts receivable or delayed the payment of accounts payable or accrued liabilities as compared with past practice in past periods and taking into account Management's efforts to optimise the Domus Companies' cash management vis-a-vis Working Capital; for the avoidance of doubt, the Domus Companies have not (i) accelerated the collection of accounts receivable not included in Working Capital or (ii) delayed the payment of accounts payable or accrued liabilities not included in Working Capital;

          (11) amended their articles of association or partnership agreements or other constitutional documents, as the case may be;

          (12) agreed, whether or not in writing, to do any of the foregoing; or

          (13) incurred any damage, destruction of property, liability or other casualty loss with respect to the operations of the business of the Domus Companies or any material asset owned or used by them which, individually or in the aggregate, has had a material adverse effect on the Business taken as a whole.

6.4.11 Environmental

          (1) There are no pending or threatened (in writing) Environmental Claims against any of the Domus Companies and there are, to the Management's Knowledge, no facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against any of the Domus Companies.

          (2) None of the Domus Companies have transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could give rise to an Environmental Claim against any of the Domus Companies.

          (3)  Except  as  set   forth  in  Annex   6.4.11,   (i)  no   release,
               contamination, disposal, spilling, dumping, incineration, discharge, emitting or leaching of Hazardous Materials has occurred at, from, in, to, on, or under any Real Property and
               (ii) no Hazardous Materials are present in, at, on or migrating from any Real Property.

          (4) There is no pollution or contamination of the environment by Hazardous Materials caused by any of the Domus Companies relating to any Real Property.

          (5) None of the Owned Real Properties and, to the Management's Knowledge, none of the Leased Real Property is listed or proposed for listing on any list of sites requiring investigation or cleanup, or is subject to any pending or threatened (in writing) action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law.

6.5  No other Seller's or Management's Guaranties

6.5.1The Purchaser explicitly acknowledges to purchase and acquire the Shares and the Business in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto, and to undertake the acquisition based upon its own inspection, examination and determination without reliance upon any express or implied representations, warranties or guaranties of any nature made by the Seller and/or the Management except for the indemnities, covenants and guaranties explicitly given by the Seller or the Management under the Agreement.

6.5.2Without   limiting  the   generality  of  the   foregoing,   the  Purchaser
     acknowledges   that  neither  the  Seller  nor  the  Management  gives  any representation, warranty or guaranty with respect to

     (1) any projections, estimates or budgets delivered or made available to the Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) or the future business operations of the Companies;

     (2) any other information or documents made available to the Purchaser or its counsel, accountants or advisors with respect to the Business or the Companies, including, but not limited to, the Information Memorandum and the information provided during the management presentation delivered on 12 May 2004, except as expressly set forth in the Agreement; or

     (3)  any Tax matter except as provided for in Section 8.

          Notwithstanding Section 7.8.1, claims and rights of the Purchaser (whether contractual or statutory) existing otherwise in accordance with the provisions of this Agreement, shall remain unaffected.

6.6  Seller's Knowledge; Management's Knowledge

     In this Agreement, the knowledge of the Seller (heretofore and hereinafter referred to as the "Seller's Knowledge") shall solely encompass the actual knowledge as of the Signing Date of the individuals listed in Annex 6.6 after due inquiry with the Manager Wilhelm Kaiser and with the respective general manager of Ulrich Alber GmbH & Co. KG (being Ralf Ledda), Aquatec
     GmbH & Co. KG (being Marc Binder) and Dolomite AB (being Lennart Magnusson). In this Agreement, the knowledge of the Management (heretofore and hereinafter referred to as the "Management's Knowledge") shall solely encompass the actual knowledge as of the Signing Date of each Manager after due inquiry with the respective general manager of Ulrich Alber GmbH & Co. KG, Aquatec GmbH & Co. KG and Dolomite AB.




                                    SECTION 7
      REMEDIES FOR BREACH OF SELLER'S GUARANTIES OR MANAGEMENT'S GUARANTIES

7.1  General/Recoverable Damages

7.1.1In the event of any breach or non-fulfillment by the Seller of any of the guaranties pursuant to Section 6.2 or any breach or non-fulfillment by the Management of any of the guaranties pursuant to Section 6.4, the Seller or the Management, as the case may be, shall put the Purchaser into the position the Purchaser would have been in had the guaranty not been breached (restitution in kind; Naturalrestitution). If the Seller or the Management are unable to achieve this position within 60 days after having been notified by the Purchaser of the breach, the Purchaser may claim for monetary damages (Schadenersatz in Geld) from the Seller or the Management, as the case may be. Such damages shall only cover actual damages incurred by the Purchaser, including, for the avoidance of doubt, consequential damages (Folgeschaden), loss of profits (entgangener Gewinn) with respect to the Business as conducted on the Closing Date and reasonable lawyers' fees, provided that the Purchaser may only claim reimbursement of the fees of one law firm per matter, but excluding, for the avoidance of doubt, any damages based on the argument that the Companies cannot pursue any business expansion plans or business opportunities that the Companies have not successfully pursued prior to the Closing Date (hereinafter referred to as "Consequential Damages") due to the breach or non-fulfillment of guaranties by the Seller or the Management. The damage compensation under this Agreement shall in particular not cover internal administration or overhead costs of Purchaser, or any arguments that the Purchase Price was calculated upon incorrect assumptions. The Purchaser is excluded with any arguments that the damage amounts shall be calculated by reference to the fact that the Purchase Price was calculated taking into account a certain earnings multiple ("Euro for Euro principle").

7.1.2The Seller or the Management shall not be liable for, and the Purchaser shall not be entitled to claim for, any damages of the Purchaser under or in connection with this Agreement if and to the extent that

     (1) the matter to which the claim relates is provided for in the Financial Statements or the Consolidated Financial Statements; or

     (2) any damages of the Purchaser are recovered or in bad faith have been failed to have been recovered from Third Parties, including, but not limited to, through existing insurance policies.

7.1.3In case of any liability of the Management to the Purchaser under this Agreement, such liability is several (Teilschuldner). For the avoidance of doubt the Managers are not jointly or jointly and severally liable (keine Gesamtschuld) and each Manager shall be liable to the Purchaser only for that percentage of the total liability of the Management in respect of a claim as is set out against his name in Annex 7.1.3. Any claim by the Purchaser against the Management must be made against all Managers.

7.1.4In cases where the same set of facts constitutes, in accordance with the terms of this Agreement, a breach of both Seller's Guaranties and

     Management's Guaranties, the fact that the Managements' Liability Cap is lower than the Seller's Liability Cap shall not release the Seller from its higher liability. The Seller's rights for recourse against the Management in the event that the Seller has been held liable to the Purchaser for the incorrectness of any of the Management's Guaranties shall be limited to such amounts for which the Management had been directly liable to the Purchaser, except for cases of intentionally wrong statements of the Management leading ultimately to breaches of a Seller's Guaranty.

7.2 Overall Scope of Seller's and Management's Liability pursuant to this Agreement

7.2.1The Seller's aggregate liability under this Agreement including, but not limited to, any and all claims for breach of any of the guaranties pursuant to Sections 6.2.1 shall be limited to 100% of the aggregate of the Purchase Price and the Financial Debt and any and all claims for breach of any of the guaranties pursuant to Sections 6.2.2, 6.2.3 and 8, shall be limited to a maximum amount of EUR 18,000,000 (in words: eighteen million Euros) (hereinafter referred to as the "Seller's Liability Cap").

7.2.2Each Manager's aggregate liability under this Agreement including,  but not limited to, any and all claims for breach of any of the guaranties pursuant to Section 6.4, shall be limited to their respective net proceeds (after taxes) from the transaction. This is reflected by the amount set out against each of their name in Annex 7.1.3 (hereinafter individually referred to as the "Manager's Liability Cap", collectively the "Management's Liability Cap").

7.3  De Minimis Amount; Threshold

     The Purchaser shall only be entitled to any claims under Sections 6 and 7 to the extent each individual claim exceeds an amount of EUR 75,000 (in words: seventy five thousand Euros) (hereinafter referred to as the "De Minimis Amount") and the aggregate amount of all such individual claims exceeds EUR 3,000,000 (in words: three million Euros) (hereinafter referred to as the "Threshold"). Where a series of claims arise out of a single event, cause, circumstance, act or omission or a related or linked series thereof such claims shall be aggregated and treated as a single claim for the purposes of the De Minimis Amount. In case the De Minimis Amount and the Threshold are exceeded, the Purchaser can claim the full amount of such claims.

7.4  Exclusion of Claims due to Purchaser's Knowledge

     The Purchaser shall not be entitled to bring any claim under Sections 6 and 7 if the underlying facts or circumstances to which the claim relates were known, or are deemed to be known, by the Purchaser, taking into account that the Purchaser, prior to entering into this Agreement, has been given the opportunity to a thorough review of the status of the Companies and the Business from a commercial, financial and legal perspective and, inter alia, to a review of the documents identified in Annex 7.4 and disclosed in the data room (hereinafter referred to as the "Disclosed Documents"). Facts and circumstances that could reasonably be concluded from the face of the Disclosed Documents and which are not hidden by being fragmented in more than one category of the data room index, as well as facts and circumstances identified in the Information Memorandum, the Reports, or in this Agreement or its Annexes are deemed to be known by the Purchaser. The knowledge of the Purchaser's managing directors, advisors and those of its employees who were engaged in carrying out the due diligence examination undertaken with regard to entering into this Agreement shall be imputed to the Purchaser.

7.5  Notification  of Seller or  Management;  Procedure  in Case of Third  Party
     Claims

7.5.1In the event of an actual or  potential  breach  of  guaranty  pursuant  to
     Section 6 above, the Purchaser shall without undue delay from becoming aware of the matter notify the Seller (in case of an actual or potential breach of guaranty pursuant to Section 6.2) or the Management (in case of an actual or potential breach of guaranty pursuant to Section 6.4), as the case may be, of such alleged breach in writing, describing the potential claim in reasonable detail and, to the extent practical, state the estimated amount of such claim and give the Seller and/or the Management the opportunity to remedy the breach within the period of time indicated in
     Section 7.1 above.

7.5.2Furthermore, in the event that in connection with a breach of a guaranty under Section 6 any claim or demand of a Third Party is asserted against the Purchaser or any of the Companies (for the purposes of this Section hereinafter referred to as the "Relevant Company"), the Purchaser shall make available without undue delay to the Seller and the Management a copy of the Third Party claim or demand and of all time-sensitive documents. Within ten Business Days following such notice, the Seller and/or the Management may elect at its own discretion, and at its own costs and at its own risk to defend the Purchaser or the Relevant Company against such claim. In such event, the Seller and/or the Management shall have the right to defend the claim by all appropriate proceedings and shall have the sole power to direct and control such defense, provided, however, that in such case the Seller (only if the Seller elects to take up the defense) and/or the Management (only if Management elects to take up the defense) have undertaken in writing to the Purchaser to indemnify and hold harmless the Purchaser and the Companies fully from and against such Third Party Claim, and Seller's Liability Cap, De Minimis Amount and Threshold shall not apply in these circumstances (it being understood that the Management's Liability Cap remains applicable). Provided the indemnity undertaking has been made, the Seller and/or the Management may, in particular, without limitation,
     (i) participate in and direct all negotiations and correspondence with the Third Party, (ii) appoint and instruct counsel acting, if necessary, in the name of the Purchaser or any of the Companies, and (iii) require that the claim be litigated or settled in accordance with the Seller's and/or the Management's instructions. The Seller and/or the Management shall conduct such proceedings in good faith with due regard to the legitimate interests of the Parties and the Companies.

     Should both the Seller and the Management elect to defend the Purchaser or the Relevant Company against the Third Party Claim, in the internal relationship (Innenverhaltnis) between the Seller and the Management the Party with the higher exposure in case of a defeat has the lead in such defense, and such lead of the defense shall be conducted taking into account though the legitimate interests of the respective other Party.

     The Purchaser or any of the Companies shall, subject to legitimate business interests of the Purchaser or the Companies, reasonably co-operate with the Seller and/or the Management in the defense of any Third Party claim, provide the Seller and/or the Management and its respective representatives (including, for the avoidance of doubt, its advisors) reasonable access during normal business hours to all relevant business records and documents and permit the Seller and/or the Management and its respective representatives to consult with the directors, employees and representatives of the Purchaser or any of the Companies.

7.5.3Should the Seller and/or the Management not elect to defend the Purchaser or the Relevant Company against such Third Party claim, the Seller and/or the Management shall have the right, at their option and expense, to participate in the defense of such a claim and related proceedings, but not to control the defense, negotiation or settlement thereof, which control will in such case rest with the Purchaser. The Parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim under this Section 7.5. Section
     7.5.2 last sentence shall apply accordingly. For the avoidance of doubt, the Seller and/or the Management is not excluded with any arguments that the defense by the Purchaser or the Relevant Company was not adequate or sufficient and the Seller and/or the Management can bring such argument forward against any claims of the Purchaser under this Agreement, in particular claims for breach of guaranties under Section 6 above.

7.5.4In no event shall the Purchaser or any of the Companies be entitled to acknowledge or settle a claim or permit any such acknowledgement or settlement without the Seller's and/or the Management's prior written consent to the extent that such claims may result in a liability of the Seller and/or the Management under this Agreement, such consent not to be unreasonably withheld or delayed, considering the legitimate interests of the Parties and the Companies. In the event the Seller and/or the Management does not, within ten Business Days after receipt of the notice mentioned in Section 7.5.2 above, elect to defend the Purchaser, the Seller and/or the Management shall be bound by any determination made in such Third Party claim or any bona fide compromise or settlement effected by the Purchaser.

7.5.5The failure of the Purchaser to fully comply with its obligations under this Section 7.5 shall release the Seller and/or the Management from their respective obligations under Sections 6 and 7, if and to the extent such failure increases the Seller's and/or the Management's obligations under Sections 6 and 7.

7.5.6Where this Agreement entitles the Management to make decisions, exercise any rights or to take any other actions, the Managers shall use best efforts to decide, exercise rights or take such other actions unanimously. If the Managers cannot agree on a unanimous decision, the exercise of rights or taking of other actions, the Manager Peter Schulz shall have right to determine how Management will act in such case. For the avoidance of doubt, the Manager Wilhelm Kaiser shall be bound by such decision. It shall be the Management's sole responsibility to conduct the procedures described in this Section 7.5.6 as timely as necessary to make all decisions to be made timely and to comply with any limitation or similar periods. Failure of the Management to do so shall in no way affect any rights of the Purchaser or the Companies.

7.6  Mitigation

     Section 254 BGB shall remain unaffected, i.e. the Purchaser is in particular obliged to prevent the occurrence of any damages and to limit the scope of any damages incurred in accordance with Section 254 BGB.

7.7  Limitation Periods

     All claims for any breach of guaranties  of the Seller  pursuant to Section
     6.2.2 or  guaranties  of the  Management  pursuant to Section 6.4.1 through
     6.4.10 above shall become time-barred (verjahren) eighteen months after the Closing Date. All claims for any breach of guaranties given by the Management under Section 6.4.11 shall become time-barred three years after the Closing Date. All claims based on a breach of the guaranties given by the Seller under Sections 6.2.1 (1) through 6.2.1 (7) shall become time-barred five years after the Closing Date. Claims with respect to Taxes (Section 8) shall become time-barred in accordance with Section 8.8.

     Section 203 BGB shall not apply. With respect to any relevant claim, any limitation of claims pursuant to this Section 7.7 shall not occur if the Purchaser has given prior to the lapse of such limitation period written notice of the relevant claim to the Seller and/or Management stipulating the claim in reasonable detail, including the amount of the claim, provided that the claim is afterwards either settled between the parties or court proceedings are filed, in each case not later than six months after the initial limitation period has lapsed.

7.8  Exclusion of Further Remedies, Effect of Payment

7.8.1To the extent  permitted  by law,  any further  claims and  remedies of the
     Purchaser other than explicitly provided for under this Agreement, irrespective of which nature, amount or legal basis, are hereby expressly waived and excluded, in particular, without limitation, claims under pre-contractual fault (Section 311 para. 2 and 3 BGB), breach of contract (Pflichtverletzung aus dem Schuldverhaltnis) and/or the right to reduce the Purchase Price (Minderung) or to rescind this Agreement (Rucktritt), and any liability in tort (Deliktshaftung); provided, however, that this exclusion shall not apply to any claims or remedies of any nature whatsoever which are caused by or based upon willful misconduct (Vorsatz)
     (i) of the Management to the extent the Purchaser seeks claims against or remedies from the Management, or (ii) of the Seller, any employee or partner of the Seller, Freshfields Bruckhaus Deringer or Rothschild, to the extent the Purchaser seeks claims against or remedies from the Seller.

7.8.2Further to the statements made in Section 6.1, the Seller, the Management and the Purchaser agree that the provisions contained in Sections 6 through 8 of this Agreement are no quality guaranties concerning the object of the purchase (Garantien fur die Beschaffenheit der Sache) within the meaning of Sections 443, 444 BGB. In the unlikely event that the provisions of Sections 6 through 8 setting out the scope and limitations of the Seller's and the Management's liability are, contrary to the intention and explicit understanding of the Parties, regarded and construed as quality guaranties concerning the object of the purchase, and the limitations of the Seller's and the Management's liability contained herein are therefore found wholly or partially invalid, the Purchaser hereby waives the right to assert claims going beyond the limits of limitations provided for herein. Each of the Seller and the Management accepts such waiver.

7.8.3Payments made according to this Section 7 or under the indemnities contained herein shall constitute in the relationship between the Seller, the Management and the Purchaser a reduction of the Purchase Price and, to the extent they are made directly to any of the Companies, in the relationship between the Purchaser and the recipient a capital contribution (Einlage).

                                    SECTION 8
                                      TAXES

8.1  Definition of Tax

     "Tax" or "Taxes" means any federal, state or local tax, including income, value-added, sales, property or transfer tax, salary withholding tax/wage tax, customs, dues or public social security payments under mandatory law together with any interest, penalty or addition to tax imposed by any governmental authority responsible for the imposition of such tax (hereinafter referred to as a "Taxing Authority").

8.2  Seller's Tax Guaranties

     The Seller guarantees to the Purchaser by way of an independent promise of guaranty pursuant to Section 311 para. 1 BGB (selbstandiges Garantieversprechen im Sinne des ss. 311 Abs. 1 BGB), within the scope of and subject to the requirements and limitations contained in this Section 8:

8.2.1Except as disclosed in Annex 8.2.1, the Companies have duly and timely made, and will duly and timely (taking into consideration extensions of time allowed by the competent Taxing Authorities) make until the Closing Date, all Tax filings due.

8.2.2The Companies have paid, and will pay until the Closing Date, all Taxes when due and payable.

8.2.3Except  as  disclosed  in Annex  8.2.1,  there are no  tax-related  audits, actions, proceedings, investigations, claims or assessments pending, proposed or threatened against or with respect to the Companies. The Companies are currently not under negotiations with any tax authority, which would affect the Tax situation of any of the Companies in any period after the Closing Date.

     Section 7.8.2 shall apply mutatis mutandis.

8.3  Tax Indemnification

8.3.1The Seller agrees to indemnify the Purchaser from and against all Taxes due and payable by the Companies for single taxable events that have been, or should have been, accrued in the Effective Date Statements as well as for Tax assessment periods (steuerliche Veranlagungszeitraume) ending on or before the Effective Date or deemed to end on the Effective Date (Section 8.3.2), unless, and except to the extent, that such Tax liabilities

     (1)  are shown or provided for in the Effective Date Statements; or

     (2) are subject of a valid and enforceable claim for repayment or indemnification against a Third Party; or

     (3) are the result of a reorganization or other measures which by operation of law have a retroactive effect affecting assessment periods ending on or before the Effective Date and are initiated by Purchaser; or

     (4) can be offset against Tax loss carry backs incurred in any Tax assessment periods ending on or before the Effective Date or loss carry forwards that (prior to any reorganization or other measures of the Purchaser as mentioned above in paragraph (3)) are available (including as a result of subsequent tax audits) in the period to which such taxes are allocable, whereby any use or reduction relating to any Tax assessment periods ending on or before the Effective Date caused directly or indirectly by Purchaser of such Tax loss carry back or loss carry forward shall be disregarded; or

     (5) can be offset against future Tax reductions (Steuerminderungen) arising within six years after the Effective Date out of the circumstance triggering the Tax indemnification claim, e.g. resulting from the lengthening of depreciation periods or higher depreciation allowances (Phasenverschiebung), such deductible future tax reductions to be calculated with their discounted net present value at the time the Taxes are due using a discount rate of 6% p.a.

     For the avoidance of doubt, with respect to paragraphs (3) and (4) above, any tax audit that is conducted, either by the Seller or the Purchaser, in accordance with this Agreement, is not deemed to be a reorganization or other measure of the Purchaser and is not deemed to cause a reduction or use of a Tax loss carry back or loss carry forward.

8.3.2With regard to Tax assessment periods or portions thereof beginning before the Effective Date and ending after the Effective Date, the Seller shall indemnify and hold harmless the Purchaser, or at the Purchaser's request any of the Companies, as if such Tax assessment period had ended on the Effective Date and as if a Tax assessment would have to be made on this basis. The relevant data shall be derived to the extent possible from the Effective Date Statements and as described in more detail in Section 3.1.2
     (6). This indemnity shall not apply to the extent Taxes have been taken into account in calculating the Purchase Price pursuant to Section 3.1.2
     (6).

8.3.3Indemnification payments due by the Seller under this Section 8 shall be made within 20 Business Days following written notice by the Purchaser, provided that the payment of such amounts to the Taxing Authority is due and that the Seller shall not be required to make any payment earlier than two Business Days before such Taxes are due to the Taxing Authority. In case of any Tax being contested in accordance with Section 8.6.2, payment of such Tax to the Taxing Authority will be considered due no earlier than on the date a final (bestandskraftig) determination to such effect is made by either the Taxing Authority or a court of proper jurisdiction, provided that the Taxing Authority has granted relief from paying the assessed Tax until such Tax becomes final and binding. If this is not the case, the Seller shall make a respective advance indemnification payment to the Purchaser. If any Tax is being contested in accordance with Section 8.6.2 below and payment of such Tax to the Taxing Authority is not yet due because no final determination has been made, and if the expiration of the limitation period in Section 8.9 would occur in not more than six months, the Purchaser shall have the right to demand that the Seller shall do one of the following (as the Seller may elect): (i) the Seller shall pay to the Purchaser the amount of Tax being the subject of Tax Contest, or (ii) the Seller shall extend the limitation period in respect of the Tax being the subject of the Tax Contest until six months after the assessment of such Tax becoming final and binding. If the final amount to be indemnified for Taxes and to be paid is lower than the advance indemnification payment by the Seller or a payment the Seller has made pursuant to the preceding sentence, then the difference shall be reimbursed by the Purchaser, including all interest earned thereon, if any.

8.4  Tax Filings after the Closing Date

     The Companies shall prepare and make all Tax filings required to be filed by or on behalf of the the Companies after the Closing Date, subject, however, in the case of any Tax filings for periods including the periods ending on or prior to the Effective Date as well as periods including (einschliessen) the Effective Date, to the review and approval of the Seller (which may not unreasonably be withheld or delayed). Tax filings for periods including the period ending on or prior to the Effective Date shall be prepared on a basis consistent with those prepared for prior tax assessment periods. The Purchaser shall ensure that any Tax filing to be reviewed and approved by the Seller will be furnished to the Seller no later than 30 days prior to the due date of such Tax filing (taking into consideration extensions of time allowed by the competent Taxing Authorities).

8.5  Tax Covenants

     The Purchaser covenants to the Seller that except as legally required by any Taxing Authority or otherwise compelled by mandatory law and after having given the Seller the opportunity to intervene, the Purchaser will not cause or permit any of the Companies

     (1) to take any action on or after the Closing Date that could give rise to any Tax liability of the Seller or its Affiliates or reduce any of their Tax assets;

     (2) to make or change any Tax election (except that the Purchaser, or an Affiliate of the Purchaser, (i) may make a United States Internal Revenue Code (hereinafter referred to as the "Code") Section 338 election (other than a Section 338 (h) (10) election) only if such election is made with respect to all Companies being acquired that are treated as corporations for US federal income tax purposes and all the assets of the Companies which are being acquired and (ii) to take any action required to effectuate and to make an election or elections pursuant to United States Treasury Regulations Section 301.7701 for any or all Companies), amend any Tax return or take any Tax position on any Tax return, take any action, omit to take any action or enter into any transaction, merger or restructuring that results in any increased Tax liability (including a Tax indemnification liability) of the Seller or its Affiliates or reduction of any of their Tax assets. If the Purchaser or its Affiliates do not make a Section 338 election for any of the Companies that are treated as corporations for US federal income tax purposes and all the assets of the Companies being acquired, the Purchaser or its Affiliates shall not take any action that would (i) increase the earnings and profits of those Companies for their United States federal taxable year including the Closing Date attributed to the shares of those Companies under Section 1248 of the Code, above the amount that would be so attributable to such shares if such taxable year had ended on the Closing Date other than earnings and profits generated in the ordinary course of business, or
          (ii) increase the amounts included in Seller's and its Affiliates' gross income under Section 951 of the Code for Seller's taxable year that includes the Closing Date. If the Purchaser or its Affiliates undertake such action then the Purchaser shall indemnify the Seller and its Affiliates against any adverse Tax effects resulting from and to the extent of the action. With respect to (ii) mentioned in the first sentence of this paragraph (2), the Purchaser shall ensure that the effective date of any elections made pursuant to Unites States Treasury Regulations Section 301.7701 will not occur before the second day after the Closing Date;

     provided that the Purchaser and the Companies shall have the right to invite the tax authorities to conduct tax audits for the Companies as early as possible and further provided that this Section 8.5 shall not restrict the Purchaser and the Companies from any actions that would cause any Tax loss carry back or loss carry forward generated after the Effective Date to be used, reduced or disregarded.

     If and to the extent the Purchaser nevertheless does, or causes or permits any of the Companies to do, any of the aforesaid actions or omissions, except for the actions and elections pursuant to Section 338 of the Code and Section 301.7701 of the United States Treasury Regulations in accordance with paragraph (2) above, (i) the Purchaser will indemnify and hold harmless the Seller from and against all Taxes due and payable by the Seller caused or increased by any such actions or omissions and (ii), in case any such Taxes were payable by the Companies, no liability of the Seller will exist under this Section 8.

8.6  Indemnification Procedures

8.6.1Following  the  Closing  Date,  the  Purchaser  shall  without  undue delay
     (unverzuglich) notify the Seller of any Tax audit or administrative or judicial proceeding that is announced or commenced and that might constitute a basis for indemnification by the Seller pursuant to this
     Section 8. Such notice shall be in writing and shall contain full factual information describing the object of the Tax audit or the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Taxing Authority in respect of any such Tax audit or asserted Tax liability. The Purchaser shall further procure that the Companies allow the Seller to fully participate in such Tax audit. If the Seller is not given notice without undue delay (unverzuglich) as required before, then the Seller shall not have any obligation to indemnify the Purchaser for any damages arising out of such asserted Tax liability, unless and to the extent such failure to notify the Seller has not increased the damages.

8.6.2The Seller may elect to direct on its own or through counsel of its choice and at its expense, any audit, claim for refund and administrative or judicial proceeding in respect thereof (excluding tax audits) involving any asserted Tax liability with respect to which indemnity may be sought under this Section 8 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is hereinafter referred to as a "Tax Contest"). If the Seller elects to direct a Tax Contest, then the Seller shall within ten Business Days of receipt of the Purchaser's written notice pursuant to
     Section 8.6 above, notify the Purchaser of its intent to do so, and the Purchaser shall cooperate and cause the Companies or the respective successors to cooperate, at the Seller's expense in each phase of such Tax Contest. In such event, the Seller shall not unreasonably utilize the resources of the Companies, including financial staff, for the purposes of directing a Tax contest. Furthermore, the Seller shall not take any decision or reach any agreement with the Tax authorities which would change the accounting policies of the Companies with respect to the future without prior consultation with the Purchaser and taking reasonably into account the reasonable interests of the Purchaser and the Companies. The Purchaser may participate, at its own expense, in any Tax Contest.

     If the Seller does not elect to direct such Tax Contest or fails to notify the Purchaser of its election as herein provided, the Purchaser, the Company or the respective Subsidiary may pay, compromise or contest such asserted Tax liability, provided that neither the Purchaser nor any of the Companies may settle or compromise any asserted Tax liability in spite of the objection of the Seller. In any event, the Seller may participate, at its own expense, in any Tax Contest. If the Seller chooses to direct the Tax Contest, the Purchaser shall promptly authorize, and shall cause the respective Companies to authorize, (by power-of-attorney and such other documentation as may be necessary and appropriate) the designated representative of the Seller to represent the Purchaser, the Company and/or the respective Subsidiary or their successors in the Tax Contest insofar as the Tax Contest involves an asserted Tax liability for which the Seller would be liable under this Section 8.

8.7  Tax Refunds

     If the Company or any Subsidiary will receive a Tax refund relating to any period ending on or before the Effective Date (to the extent not reflected in the Effective Date Statements as an asset), the amount of the Tax refund shall be paid by the Purchaser to the Seller which is not necessary to cover future increases in Taxes resulting from such Tax refund. The Purchaser shall duly notify the Seller of any Tax refund relating to any period ending on or before the Effective Date.

8.8  Tax Threshold

     The Purchaser shall only be entitled to any claims under Section 8 to the extent the aggregate amount of all claims under this Section 8 exceeds an amount of EUR 50,000 (in words: fifty thousand Euros). In case such amount is exceeded, the Purchaser can claim the full amount of such claims.

8.9  Limitation

     Claims of the Purchaser or the Seller under this Section 8 shall become time-barred six months after the final and binding assessment of the relevant Taxes, at the latest, however, six years after the Closing Date.

                                    SECTION 9
                             PURCHASER'S GUARANTIES

9.1  Guaranties

     Purchaser hereby guarantees by way of an independent promise of guaranty pursuant to Section 311 para. 1 BGB (selbstandiges Garantieversprechen im Sinne des ss. 311 Abs. 1 BGB):

9.1.1The Purchaser is duly established and validly existing under the laws of Germany and has all requisite power and authority to own its assets and to carry out its business.

9.1.2The execution and  performance  by the Purchaser of this  Agreement and the consummation of the transaction contemplated hereby are within the corporate powers of the Purchaser and have been duly authorized by all necessary corporate action on part of the Purchaser.

9.1.3The execution and performance by the Purchaser of this Agreement and the consummation of the transaction contemplated herein do not (i) violate the articles of association or by-laws of the Purchaser or (ii) violate any applicable law, regulation, judgment, injunction or order binding on the Purchaser, and (iii) there is no action, law suit, investigation or proceeding pending against, or to the knowledge of the Purchaser threatened against, the Purchaser before any court, arbitration panel or governmental authority which in any manner challenges or seeks to prevent, alter or delay the transaction contemplated herein.

9.1.4Based on its due diligence and as of the Signing Date, the Purchaser is not aware of any facts or circumstances that could give rise to claims against the Seller pursuant to Sections 6 and 7 of this Agreement. For the avoidance of doubt, this guaranty in Section 9.1.4 does not limit the Purchaser's rights under this Agreement if such facts or circumstances become known to the Purchaser after the Signing Date.

9.2  Indemnification

     In the event that the  Purchaser is in breach of any  guaranty  pursuant to
     Section 9.1, the Purchaser shall indemnify and hold harmless the Seller from any damages incurred by the Seller. All claims of the Seller arising under this Section 9 shall be time-barred five years after the Closing Date.

                                   SECTION 10
                                    COVENANTS

10.1 Merger Control Proceedings; Other Regulatory Requirements

     The Purchaser shall ensure that any filings to be made with the competent merger control authorities or other governmental authorities, to the extent they have not already been made prior to the Signing Date, will be made within five Business Days after the Signing Date, unless the applicable laws and regulations require an earlier filing. Such filings shall be made by the Purchaser, provided, however, that the contents of such filings shall require prior written approval of the Seller, which shall not unreasonably be withheld or delayed. The Seller and the Purchaser shall closely cooperate in the preparation of such filings. Each Party shall without undue delay provide all other Parties with copies of any correspondence with the merger control or other governmental authorities and with copies of any written statement, order or decision of such authorities. All parties shall closely cooperate in any discussions and negotiations with the competent authorities with the objective to obtain clearance for the transaction contemplated by this Agreement in the shortest time period possible; however, if the competent authorities are prepared to grant their approval only subject to compliance with specific conditions or obligations to be imposed upon the Purchaser, the Purchaser shall accept the imposition of such conditions and obligations if they are reasonably acceptable to the Purchaser taking into account its commercial objectives in pursuing the transactions contemplated in this Agreement. The Purchaser may waive (zurucknehmen) filings with the competent authorities or agree with such authorities on the extension of any examination period only with the express prior written consent of the Seller, such consent not to be unreasonably withheld or delayed.

10.2 Pre-Closing Covenants of the Seller

     Between the Signing Date and the Closing Date, the Seller shall procure, to the extent permissible under applicable law, that the Companies shall conduct their business operations in the ordinary course of business and substantially in the same manner as before. Section 6.4.10 (1) through (12) shall apply mutatis mutandis. In addition, in the period between Signing Date and Closing Date Seller shall ensure that the Companies shall

10.2.1 give Purchaser reasonable access to the management of the Companies and to the records and information of the Companies to the extent Purchaser requires such access in connection with the implementation of this Agreement;

10.2.2 provide the Purchaser with the monthly management accounts of the Companies as soon as they are available and in any event within 14 calendar days after the relevant month's end; and

10.2.3 in the period between the Effective Date and the Closing Date not increase Financial Debt other than interest accrued and Tax liabilities incurred in the ordinary course.

10.3 Exoneration (Entlastung) of Supervisory Board Members

     The Purchaser undertakes to hold an extraordinary general shareholders' meeting (ausserordentliche Hauptversammlung) of DH AG within ninety days after the Closing and to vote for a shareholders' resolution granting exoneration (Entlastung) to each of the supervisory board members of DH AG mentioned in Section 5.5.1 above for the time period from 1 January 2004 through the date their resignations become effective.

10.4 Access to Financial Information

     The Purchaser shall procure that after the Closing Date, the Seller and its representatives are given reasonable access to, and are allowed to make copies of, (i) the annual books of accounts for the fiscal year 2003 and
     (ii) the books of account for the first and second quarter of the fiscal year 2004 as well as any other financial information required to achieve the deconsolidation on the Closing Date or, if the Closing does not occur on the last day of a month, on the end of month following the Closing Date, and (iii) any information the Seller requires to prepare the Tax filings as mentioned in Section 8.4 of the Agreement, all at the Seller's expense, except for internal costs of the Purchaser and the Companies.

10.5 Insurance Coverage

     The Seller shall procure that the Companies and the Business remain insured until the Closing Date in substantially the same way as they are on the Signing Date and that all premiums due for such insurances are duly and timely paid.

10.6 Indemnification

10.6.1 To the extent that after the Closing Date a Third Party raises a claim, other than (i) claims under statutory law, (ii) claims under agreements which have not been disclosed to the Purchaser, or (iii) claims in relation to any matter that constitutes a breach of a Seller's Guaranty or from which the Seller agreed to indemnify the Purchaser and/or the Companies under this Agreement, against the Seller which is due to a legal relationship between such Third Party and the Company or a Subsidiary, the Purchaser shall hold harmless and indemnify the Seller from any such claim as well as any costs and expenses incurred in connection therewith. The Parties agree by way of an agreement for the benefit of Third Parties (Vertrag zugunsten Dritter) in the sense of Section 328 BGB that Sentence 1 of this Section 10.6.1 shall apply accordingly in the event that the Third Party raises a claim against a company which is an Affiliate of the Seller.

10.6.2 The Seller shall, and shall procure that its Affiliates (other than the Companies) shall, waive as from the Closing Date any rights that they may have against any of the Companies. The Seller further undertakes to the Purchaser that, subject to the provisions in Section 7.1.4, immediately following Closing neither the Seller nor any of its Affiliates (other than the Companies) will have any claim whatsoever against any of the Companies or any claims in relation to this transaction and its implementation against any of their respective employees, secondees or officers, and none of the Companies will have any liability to the Seller or any of its Affiliates (other than the Companies), or any obligation of any notice, in respect of any act, event, omission or circumstance which has occurred before the Effective Date or which will arise before the Closing Date. If after the Closing Date any such claim or liability arises, the Seller agrees to waive, and to procure its Affiliates (other than the Companies) shall waive, on demand all rights against any of the Companies in respect of that claim or liability. The Purchaser shall procure that the Companies shall waive as any rights that they may have against the Seller at the Closing Date other than (i) claims under statutory law, (ii) claims under agreements which have not been disclosed to the Purchaser, or (iii) claims in relation to any matter that constitutes a breach of a Seller's Guaranty or from which the Seller agreed to indemnify the Purchaser and/or the Companies under this Agreement. For the avoidance of doubt, the provisions set forth in this Section 10.6.2 do not apply to existing business relationships between the Seller or any of its Affiliates and the Companies including, without limitation, the Distribution Agreement between Bison Bede Limited and Aquatec GmbH & Co. KG dated 29 January/3 February 2004.

10.6.3 The Seller shall indemnify and hold harmless the Purchaser, or, at the election of the Purchaser, the Companies concerned from and against any loss or damage, including without limitation Consequential Damages, which may be suffered by the Purchaser or any of the Companies relating to the business operated by Bison Bede Limited or resulting from the divestiture of Bison Bede Limited.

10.6.4 The Seller shall further indemnify and hold harmless the Purchaser, or, at the election of the Purchaser, the Companies concerned from and against any loss or damage (Schaden within the meaning of Sections 249 et seq. BGB, e.g. recall or field correction costs, or product liability), including without limitation Consequential Damages, which may be suffered by the Purchaser or any of the Companies relating to (i) the claim made by Donna Starcher in May 2003 and all claims related to that matter, (ii) faults of the e-fix E19/20 which gave rise to the current field correction and (iii) any infringement or alleged infringement by Dolomite AB of a patent allegedly owned or lawfully used by ETAC which infringement was claimed by letter of ETAC's advisors dated 11 September 2003 (the claims under nos.
     (i) through (iii) hereinafter collectively referred to as the "Indemnified Litigation").

     The Seller shall not be liable for, and the Purchaser shall not be entitled to claim for, any damages of the Purchaser under or in connection with the Indemnified Litigation if and to the extent that

     (1) the matter to which the claim relates is provided for in the Consolidated Financial Statements or in the Management Accounts, for the avoidance of doubt in each case regardless for which case of the Indemnified Litigation they are used; or

     (2) any damages of the Purchaser are recovered or in bad faith have been failed to have been recovered from Third Parties, including, but not limited to, through existing insurance policies.

     With respect to the Indemnified Litigation the Purchaser shall only be entitled to a claim to the extent the aggregate amount of claims hereunder exceeds EUR 500,000 in which case the Purchaser can only claim the amount in excess of EUR 500,000; for the avoidance of doubt, this EUR 500,000 threshold shall be applied to claims that exist after deduction of
     provisions  or  recovery  of  damages  in  accordance   with  the  previous
     paragraph.

     The provisions in Section 7.5 and 7.6 relating to the defence of the Purchaser or the Relevant Company shall apply mutatis mutandis.

10.6.5 The indemnities under this Section 10 shall become time-barred five years after the Closing Date.

10.7 Further Assurance

10.7.1 The Parties shall cooperate in good faith and use reasonable endeavors to do all such things as are necessary to implement the transactions contemplated herein.

10.7.2 The Seller is aware that the Purchaser intends to replace the existing Facility Agreement by new bank financing as from the Closing Date. The Seller shall provide information to, and shall use commercially reasonable efforts to assist, the Purchaser to the effect that the financing and security documentation will come into place so as to allow the replacement of the Facility Agreement directly from the new facilities.

10.7.3 The Seller and the Management shall use their reasonable efforts to ensure that the Companies provide their consent to include the necessary historical financial information (audited and unaudited), and they shall use their reasonable efforts to cause the Companies' independent public accountants to consent to the inclusion of their related audit opinions, in any filings of the Purchaser's Guarantor with the SEC in order to help satisfy the reporting obligations of the Purchaser's Guarantor in accordance with applicable SEC rules and regulations. The Seller and the Management shall also use their reasonable efforts to ensure that the Companies provide access to the necessary historical accounting records, and corresponding access to the appropriate financial accounting personnel (including their independent public accountants), in order to develop/prepare any additional information required by the SEC, including but not limited to interim financial data, pro forma combined information and related pro forma adjustments and the identification of significant differences between German and U.S. GAAP in the financial statements of the Companies. Such access is granted at the expense of the Purchaser's Guarantor (except for internal costs of the Seller and the Companies), to the extent required for the purposes described in the preceding sentences, to both Ernst & Young and the Purchaser's Guarantor, and the Seller and the Management shall use their reasonable efforts that the consent, access and support described in the preceding sentences will be provided on a timely basis, in order to help satisfy the deadlines for reporting such data in accordance with applicable SEC requirements.

10.8 Seller's Certificate and Purchaser's Verification in Respect of Material Adverse Change

     The Seller shall deliver to the Purchaser a written certificate that no Material Adverse Change has occurred after the expiry of the five weeks period mentioned in Section 5.2.3, but in any event before the Closing Date. Notwithstanding Section 10.2 the Seller shall use its reasonable efforts that within three weeks upon receipt by the Purchaser of the written certificate in accordance with the preceding sentence the Companies give the Purchaser access to the management of the Companies and to the premises, records and information of the Companies as will be required by the Purchaser to verify that a Material Adverse Change has not occurred. In particular, the Seller shall use its reasonable efforts to give the Purchaser the opportunity to meet with the Management and each of the general managers of Ulrich Alber GmbH & Co. KG, Aquatec GmbH & Co. KG and Dolomite AB and to discuss with them any issue that may be relevant to determine whether a Material Adverse Change has occurred or not.

     Provided that the Seller has in all material respects complied with his obligations under the preceding paragraph, the Purchaser shall within three weeks upon receipt of the written certificate acknowledge to the Seller in writing that the Closing Condition in Section 5.2.3 has been fulfilled unless a Material Adverse Effect has occurred..

                                   SECTION 11
                        CONFIDENTIALITY / PRESS RELEASES

11.1 Confidentiality; Press Releases; Public Disclosure

     The Parties mutually undertake to keep the contents of this Agreement secret and confidential vis-a-vis any Third Party provided, however, that the Purchaser shall be entitled to provide any information necessary to the financing banks for financing and syndication purposes if such banks agree to be bound by confidentiality obligations to the same extent as the Purchaser is bound under this Section 11. The confidentiality undertakings set out in the preceding sentence shall not apply to the extent that the relevant facts are publicly known or disclosure is required by law, stock exchange or SEC requirements. In such case, the Parties shall, however, inform each other prior to such disclosure and shall limit any disclosure to the minimum required by statute or the authorities. No press releases or other public announcement concerning the transactions contemplated by this Agreement shall be made by either Party unless the form and text of such announcement shall first have been approved by the other Parties except that - if the other Party is required by law, stock exchange or SEC requirements to make an announcement or other public filing - it may do so after first consulting with the other Parties.

11.2 Seller's Confidentiality

     Without prior consent of the Purchaser or any of the Companies, for a period of three years after the Closing Date, the Seller shall, and shall procure that its affiliates will, keep confidential and not disclose to any Third Party and not use, any business or trade secrets of the Companies and the Business, other than those which have become publicly known through no fault of the Seller or which the Seller is required to disclose as necessary to comply with any legal requirements.

     Without  prejudice  to any of  the  rights  of  the  Purchaser  under  this
     Agreement:

     The Purchaser acknowledges that the Seller or its Affiliates (for the purposes of this Section 11.1 collectively referred to as the "Seller") make investments in companies in the ordinary course of their business and, as a result of such investments, such companies may be deemed to be affiliated or associated with the Seller. In addition, certain persons and entities that may be deemed to be affiliated or associated with the Seller represent large institutions over which the Seller has no control. The

     Seller has taken appropriate steps and will continue to take appropriate steps to assure that it does not make the confidential information available to such companies, persons or entities. To the extent the Seller does not make the confidential information available, the terms of this
     Section 11 shall not apply to such companies, persons or entities, notwithstanding anything to the contrary set forth therein.

     Under the regulatory rules which apply to the Seller, it is required to make it clear that neither Warburg Pincus International LLC nor any other member of the Warburg Pincus group (together referred to as "Warburg Pincus") will be acting for the Purchaser or any Party in any way in relation to the transaction referred to herein. In particular Warburg Pincus will not provide any investment services to any Party or advise any Party or any Party's shareholders on the merits of, or make any recommendation to them in relation to, the terms of any transaction. Warburg Pincus is not therefore responsible for providing any Party with the protections afforded to its own investors and such Party should seek its own independent legal, investment and tax advice as it sees fit. No representative of Warburg Pincus has authority to behave in any way which would contradict the statements made above.

11.3 Purchaser's Confidentiality; Return of Documents

     In the unlikely event that this Agreement is terminated without the Closing having been consummated, the Purchaser undertakes to keep confidential all information received from the Seller in connection with the transactions contemplated by this Agreement and to return all documents and information embodied otherwise which they received from the Seller, together with any copies thereof and to destroy all documents and information embodied otherwise it produced based on information received from the Seller, unless such information is in the public domain without breach of a confidentiality obligation towards the Seller or unless Purchaser is obliged by law to act otherwise. The Purchaser shall not be entitled to any retention right with respect to such documents or information.



                                   SECTION 12
                      ASSIGNMENT OF RIGHTS AND UNDERTAKINGS

     This Agreement and any rights and obligations hereunder may not be assigned and transferred, in whole or in part, without the prior written consent of the other Parties hereto. However, the Purchaser shall be entitled to assign certain rights and obligations under this Agreement (i) to the bank(s) acting as financier(s) of the Purchaser's obligations under this Agreement or (ii) to a wholly-owned Affiliate of the Purchaser's Guarantor provided that such Affiliate shall only be entitled to exercise such rights as long as it remains to be an Affiliate of the Purchaser's Guarantor and provided that the Purchaser informs the Seller in writing before such assignment of claims. For the purpose of clarification, Purchaser's obligation to pay the Purchase Price in accordance with Section 3 hereunder shall not be affected by such assignment.




                                   SECTION 13
                              PURCHASER'S GUARANTOR

13.1 GUARANTY

     The Purchaser's Guarantor hereby guarantees by way of an independent promise of guaranty pursuant to Section 311 para. 1 BGB the proper fulfillment of all of the obligations pursuant to this Agreement of the Purchaser or the Nominee or an Affiliate of the Purchaser's Guarantor to whom the rights and obligations under this Agreement have been assigned in accordance with Section 12, in particular, but not limited to, the payment of the Purchase Price together with interest on the Closing Date.

13.2 INDEMNIFICATION

     The Purchaser's Guarantor shall indemnify and hold harmless on first demand the Seller from any rights and claims brought by the Purchaser against the Seller in excess of the limitations of the Seller's liability set out in Sections 6 through 8 above; the Purchaser's Guarantor hereby expressly waives by way of a contract for the benefit of the Company (Vertrag zugunsten Dritter) any recourse against the Company.



                                   SECTION 14
                                 COSTS AND TAXES

14.1 TAXES

     All transfer taxes (including real estate transfer taxes), stamp duties, costs for the notarisation of this Agreement and any other charges and costs which result from this Agreement and the Closing of the transaction considered hereby shall be borne by the Purchaser. All charges, costs and fees which result from the filings under the merger control laws and in compliance with other regulatory requirements, including, but not limited to, the charges, costs and fees of the competent merger control authorities, shall be borne by the Purchaser.

14.2 COSTS

     Each Party shall bear the costs and fees of its own advisors.




                                   SECTION 15
                                     NOTICES

15.1 Form of Notice

     All declarations, notices or other communications hereunder (hereinafter referred to as the "Notices") shall be done in writing in the English language and delivered by hand or by courier or by facsimile to the person at the addresses set forth below, or such other addresses as may be designated by the respective Party to the other Parties in the same manner:

15.2 Notices to Seller

     Any Notice to be given to the Seller hereunder shall be addressed as follows:

         Warburg Pincus
         Attn.: Nick Lowcock
         Almack House, 28 King Street
         St. James's, London SW1Y 6QW, UK
         Fax: +44 20-7306-0444;

         with a copy to:

         Freshfields Bruckhaus Deringer
         Attn.: Dr. Anselm Raddatz
         Freiligrathstrasse 1
         D-40479 Dusseldorf
         Fax: +49 211 4979 65 224

15.3 Notices to Management

     Any Notice to be given to the Management hereunder shall be addressed as follows:

     with respect to the Manager Peter Schulz:

         Josef-Ritz-Weg 88
         D-81673 Munich
         Fax: +49 89 178051 96;

         with a copy to:

         Baker & McKenzie LLP
         Attn.: Dr. Lutz Zimmer
         Theatinerstrasse 23
         D-80333 Munich
         Fax: +49 89 55 23 8 199

         with respect to the Manager Wilhelm Kaiser:

         Breitenbachstrasse 13
         D-82515 Wolfratshausen
         Fax: +49 89 178051 96;

         with a copy to:

         Baker & McKenzie LLP
         Attn.: Dr. Lutz Zimmer
         Theatinerstrasse 23
         D-80333 Munich
         Fax: +49 89 55 23 8 199

15.4 Notices to Purchaser

     Any Notice to be given to the Purchaser hereunder shall be addressed as follows:

         Invacare GmbH & Co. KG
         Attn.: Gregory C. Thompson
         One Invacare Way, P.O. Box 4028
         Elyria, OH 44036-2125
         USA
         Fax: +1 (440) 366 9008;

         with a copy to:


         Linklaters Oppenhoff & Radler
         Attn.: Peter Erbacher
         Mainzer Landstrasse 16
         D-60325 Frankfurt am Main
         Fax: +49 69 71003 333

         and

         Calfee, Halter & Griswold LLP
         Attn.: Doug Neary

         1400 McDonald Investment Center
         800 Superior Avenue
         Cleveland, OH 44114-2688
         USA
         Fax: +1 (216) 241 0816


15.5 Notices to Purchaser's Guarantor

     Any Notice to be given to the Purchaser's Guarantor hereunder shall be addressed as follows:

         Invacare Corporation
         Attn.: Gregory C. Thompson
         One Invacare Way, P.O. Box 4028
         Elyria, OH 44036-2125
         USA
         Fax: +1 (440) 366 9008;

         with a copy to:

         Linklaters Oppenhoff & Radler
         Attn.: Peter Erbacher
         Mainzer Landstrasse 16
         D-60325 Frankfurt am Main
         Fax: +49 69 71003 333

         and

         Calfee, Halter & Griswold LLP
         Attn.: Doug Neary
         1400 McDonald Investment Center
         800 Superior Avenue
         Cleveland, OH 44114-2688
         USA
         Fax: +1 (216) 241 0816

15.6 Change of Address

     The Parties are to, without being legally obliged to, communicate any change of their respective addresses set forth in Sections 15.2 through
     15.5 as soon as possible in writing to the respective other Parties. Until such communication, the address as hitherto shall be relevant.

15.7 Copies to Advisors

15.7.1 The receipt of copies of Notices by the Parties' advisors shall not constitute or substitute the receipt of such Notices by the Parties themselves.

15.7.2 Any Notice shall be deemed received by a Party regardless of whether any copy of such Notice has been sent to or received by an advisor of such Party or the acting notary, irrespective of whether the delivery of such copy was mandated by this Agreement.



                                   SECTION 16
                                  FINDERS' FEE

     The Seller hereby guarantees that none of the Companies has any obligation or liability to pay any fees or commissions to any broker, finder or agent with respect to this Agreement and its implementation.


                                   SECTION 17
                                  MISCELLANEOUS

17.1 Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of Germany, excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG).

17.2 Jurisdiction; Process Agents

17.2.1 In the event of any dispute between the Parties arising out of or in connection with this Agreement, exclusive jurisdiction shall be with the competent courts in Munich.

17.2.2 The Seller hereby irrevocably appoints Warburg Pincus International Limited, Almack House, 28 King Street, St. James's, London SW1Y 6QW, United Kingdom as its agent to accept service of process in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Seller.

     The Seller agrees to inform the Purchaser in writing of any change of address of such process agent within ten Business Days of such change.

17.2.3 The Purchaser's Guarantor hereby irrevocably appoints Invacare International SARL, Route de Cite Ouest 2, 1196 Gland, Switzerland as its agent to accept service of process in Germany in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Purchaser's Guarantor.

     The Purchaser's Guarantor agrees to inform the Seller and the Management in writing of any change of address of such process agent within 14 days of such change.

17.2.4 Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment, arbitration award or other settlement in any other courts.

17.3 Business Day

     Heretofore and hereinafter, "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in Frankfurt am Main.

17.4 Amendments, Supplementations

     Any amendment or supplementation of this Agreement, including of this provision, shall be valid only if made in writing, except where a stricter form (e.g. notarization) is required under applicable law. Section 14.1 Sentence 1 and 14.2 shall apply mutatis mutandis.

17.5 Language

17.5.1 This Agreement is written in the English language (except that Annexes may be partly in the German language). Terms to which a German translation has been added shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.

17.5.2 Any  reference  made in this  Agreement  to any  types  of  companies  or participations, proceedings, authorities or other bodies, rights, institutions, regulations or legal relationships (hereinafter collectively referred to as the "Legal Terms") under German law shall extend to any corresponding or identical Legal Terms under foreign law to the extent that relevant facts and circumstances must be assessed under such foreign law. Where no corresponding or identical Legal Terms under foreign law exist, such Legal Terms shall be introduced as - functionally - come closest to the Legal Terms under German law.

17.6 Headings

     The headings and sub-headings of the sections contained herein are for convenience and reference purposes only and shall not affect the meaning or construction of any of the provisions hereof.

17.7 Annexes

     All Annexes attached hereto form an integral part of this Agreement.

17.8 Definitions

     In this Agreement defined terms shall have the meaning as so defined throughout the entire Agreement.

17.9 Entire Agreement

     This Agreement constitutes the full understanding of the Parties and the complete and exclusive statements of the terms and conditions of the Parties' agreements relating to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, that may exist between the Parties with respect to the subject matter of this Agreement or parts thereof. Side agreements to this Agreement do not exist.

17.10 Severability

     Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and the purpose of such invalid, ineffective or unenforceable provision as regards subject-matter, amount, time, place and extent. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

The foregoing notarial deed were read aloud to the persons appeared by the deputy notary. Part of the annexes were also read aloud to the parties; regarding the other part the parties have waived their right of reading aloud by the notary, in which case they are presented to them who have acknowledged the presentation by their signatures.

The notarial deed including all annexes were approved by the appeared parties and the notarial deed has been signed by them and the deputy notary as follows:




                                    signature of Markus Florian Stephanblom
                                    signature of Peter Schulz

                                    signature of Dr. Markus Kapplinger

                                    signture of Fabian Ehlers



              Notary-Seal           signature of Dr. Hubertus Kolster
                                    as officially appointed Deputy of the Notary
                                    Prof. Dr. Alexander Riesenkampff